Exhibit 10.14

================================================================================

                                                                  EXECUTION COPY

                             $14,315,000 Term A Loan
                             $9,713,750 Term B Loan

                        TERM LOAN AND SECURITY AGREEMENT

                                  by and among

                          EASY GARDENER PRODUCTS, LTD.
                                   as Borrower

EYAS International, Inc., E G Product Management, L.L.C., EG, L.L.C., Weatherly Consumer Products Group, Inc., Weatherly Consumer Products, Inc. and NBU Group,
                             LLC, each as Guarantor

                                       and

                           CAPITALSOURCE FINANCE LLC,
                               as Agent and Lender

                                   Dated as of
                                October 29, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

I. DEFINITIONS                                                                 1

         1.1    Intercreditor Agreement and Subordination                      1

         1.2    General Terms                                                  1

II. LOANS, PAYMENTS, AND INTEREST AND COLLATERAL                               2

         2.1    Term A Loan; Term A Loan Notes                                 2

         2.2    Term B Loan; Term B Loan Notes                                 2

         2.3    Interest on Loans                                              3

         2.4    Repayment of Term A Loan; Maturity                             4

         2.5    Repayment of Term B Loan; Maturity                             5

         2.6    Promise to Pay; Manner of Payment                              5

         2.7    Other Mandatory Prepayments                                    5

         2.8    Payments by Agent                                              8

         2.9    Grant of Security Interest; Collateral                         8

         2.10   Collateral Administration                                     10

         2.11   Power of Attorney                                             11

         2.12   Notes                                                         11

         2.13   Replacement of Lost Notes                                     11

III. FEES AND OTHER CHARGES                                                   12

         3.1    Commitment Fee                                                12

         3.2    Termination Fee                                               12

         3.3    Computation of Fees; Lawful Limits                            12

         3.4    Default Rate of Interest                                      13

         3.5    Acknowledgement of Joint and Several Liability,
                Cross-Guaranty and Contribution Rights; Guaranty
                Enforcement                                                   13

IV. CONDITIONS PRECEDENT                                                      16

         4.1    Conditions to Funding the Loans and Closing                   16

V. REPRESENTATIONS AND WARRANTIES                                             21

         5.1    Organization and Authority                                    21

         5.2    Loan Documents and Acquisition Documents                      21

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

         5.3    Subsidiaries, Capitalization and Ownership Interests .........22

         5.4    Properties ...................................................22

         5.5    Other Agreements .............................................22

         5.6    Litigation ...................................................23

         5.7    Hazardous Materials ..........................................23

         5.8    Tax Returns; Governmental Reports ............................23

         5.9    Financial Statements and Reports .............................23

         5.10   Compliance with Law; Business ................................24

         5.11   Intellectual Property ........................................24

         5.12   Licenses and Permits; Labor ..................................25

         5.13   No Default; Solvency .........................................25

         5.14   Disclosure ...................................................25

         5.15   Existing Indebtedness; Investments, Guarantees and
                Certain Contracts ............................................26

         5.16   Affiliated Agreements ........................................26

         5.17   Insurance ....................................................26

         5.18   Names; Location of Offices, Records and Collateral;
                Deposit Accounts and Investment Property .....................26

         5.19   Non-Subordination ............................................27

         5.20   Legal Investments; Use of Proceeds ...........................27

         5.21   Broker's or Finder's Commissions .............................27

         5.22   Survival .....................................................27

VI. AFFIRMATIVE COVENANTS ....................................................28

         6.1    Financial Statements, Reports and Other Information ..........28

         6.2    Payment of Obligations .......................................31

         6.3    Conduct of Business and Maintenance of Existence and Assets ..31

         6.4    Compliance with Legal and Other Obligations ..................32

         6.5    Insurance ....................................................32

         6.6    True Books ...................................................32

         6.7    Inspection; Periodic Audits ..................................32

         6.8    Further Assurances; Post Closing .............................33

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

         6.9    Payment of Indebtedness ......................................33

         6.10   Lien Searches ................................................34

         6.11   Use of Proceeds ..............................................34

         6.12   Collateral Documents; Security Interest in Collateral ........34

         6.13   Taxes and Other Charges ......................................35

         6.14   Board Meetings; Board of Directors ...........................36

VII. NEGATIVE COVENANTS ......................................................37

         7.1    Financial Covenants ..........................................37

         7.2    Indebtedness .................................................37

         7.3    Liens ........................................................38

         7.4    Investments; Investment Property; New Facilities or
                Collateral; Subsidiaries .....................................38

         7.5    Dividends; Redemptions; Equity ...............................39

         7.6    Transactions with Affiliates .................................40

         7.7    Charter Documents; Fiscal Year; Dissolution; Use of
                Proceeds; Insurance Policies; Disposition of
                Collateral; Taxes; Trade Names ...............................41

         7.8    Transfer of Assets ...........................................41

         7.9    Contingent Obligations and Risks .............................42

         7.10   Truth of Statements ..........................................42

         7.11   Payment on Subordinated Debt .................................42

         7.12   Modifications of Agreements ..................................43

         7.13   Negative Pledge ..............................................43

VIII. EVENTS OF DEFAULT ......................................................43

IX. RIGHTS AND REMEDIES AFTER DEFAULT ........................................46

         9.1    Rights and Remedies ..........................................46

         9.2    Application of Proceeds ......................................47

         9.3    Rights to Appoint Receiver ...................................48

         9.4    Blocked Accounts .............................................48

         9.5    Rights and Remedies not Exclusive ............................48

X. WAIVERS AND JUDICIAL PROCEEDINGS ..........................................49

         10.1   Waivers ......................................................49

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

         10.2   Delay; No Waiver of Defaults .................................49

         10.3   Jury Waiver ..................................................49

         10.4   Amendment and Waivers ........................................49

XI. EFFECTIVE DATE AND TERMINATION ...........................................50

         11.1   Effectiveness and Termination ................................50

         11.2   Survival .....................................................51

XII. AGENCY PROVISIONS .......................................................51

         12.1   Agent ........................................................51

         12.2   Consents .....................................................56

         12.3   Set Off and Sharing of Payments ..............................56

         12.4   Settlements; Payments and Information ........................57

         12.5   Dissemination of Information .................................58

XIII. MISCELLANEOUS ..........................................................58

         13.1   Governing Law; Jurisdiction; Service of Process; Venue .......58

         13.2   Successors and Assigns; Assignments and Participations .......58

         13.3   Application of Payments ......................................61

         13.4   Indemnity ....................................................61

         13.5   Notice .......................................................62

         13.6   Severability; Captions; Counterparts; Facsimile Signatures ...63

         13.7   Expenses .....................................................63

         13.8   Entire Agreement .............................................64

         13.9   Approvals and Duties .........................................64

         13.10  Confidentiality and Publicity ................................64

         13.11  Release of Collateral ........................................66

                        TERM LOAN AND SECURITY AGREEMENT

            THIS TERM LOAN AND SECURITY AGREEMENT (the "Agreement") dated as of October 29, 2003, is entered into by and among EASY GARDENER PRODUCTS, LTD., a Texas limited partnership (the ("Borrower"), EYAS INTERNATIONAL, INC., a Texas corporation, EG, L.L.C., a Nevada limited liability company, E G PRODUCT MANAGEMENT, L.L.C., a Texas limited liability company, WEATHERLY CONSUMER PRODUCTS GROUP, INC., a Delaware corporation, WEATHERLY CONSUMER PRODUCTS, INC., a Delaware corporation, and NBU GROUP, LLC, a Texas limited liability company (each a "Guarantor", and collectively with the Borrower, the "Credit Parties"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CapitalSource"), as administrative, payment and collateral agent for the Lenders (in such capacities, the "Agent"), and the Lenders.

            WHEREAS, Borrower has requested that Lenders make available to Borrower the Term A Loan and the Term B Loan, the proceeds of which Loans shall be used by the Borrower to fund a portion of the purchase price of the Acquisition and costs and expenses related thereto, to refinance certain of Borrower's existing obligations and indebtedness and to finance the working capital needs of Borrower in connection with their consumer lawn and garden products business (the "Business"); and

            WHEREAS, Lenders are willing to make the Term Loans available to Borrower upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Credit Parties, Agent and Lenders hereby agree as follows:

I. DEFINITIONS

      1.1 Intercreditor Agreement and Subordination

      Notwithstanding anything herein to the contrary, this Agreement is subject in its entirety to the terms and conditions of the Intercreditor Agreement, and all of the Lenders' rights hereunder are subordinated pursuant to the terms thereof.

      1.2 General Terms

      For purposes of the Loan Documents and all Annexes thereto, in addition to the definitions above and elsewhere in this Agreement or the other Loan Documents, the terms listed in Appendix A hereto shall have the meanings given such terms in Appendix A, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, this Agreement and any agreement or contract referred to herein or in Appendix A shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A or elsewhere in this Agreement shall have the meanings given to such


Term Loan and Security Agreement
terms in and shall be interpreted in accordance with GAAP and references to fiscal periods are to those of the Borrower.

II. LOANS, PAYMENTS, AND INTEREST AND COLLATERAL

      2.1 Term A Loan; Term A Loan Notes

            Subject to the terms and conditions set forth in this Agreement, each Term A Loan Lender agrees to loan to the Borrower on the Closing Date its Pro Rata Share of a portion of the Term A Loan, in an amount equal to Fourteen Million and No/100 Dollars ($14,000,000) (the "Closing Date Term A Advance"). The Term A Loan is not a revolving credit facility and may not be drawn, repaid and redrawn. Subject to Sections 3.2 and 2.7(d) and the other terms and conditions set forth in this Agreement, the Term A Loan may be prepaid in whole or in part at any time or from time to time. Any repayments of principal on the Term A Loan shall be applied to permanently reduce such Term A Loan. The obligations of the Term A Loan Lenders hereunder are several and not joint or joint and several. The Term A Loan shall be evidenced by Term A Loan Notes, payable to the order of each Term A Loan Lender in the principal amount of the Commitment of the applicable Term A Loan Lender, duly executed and delivered by the Borrower. The Term A Loan Notes shall evidence the aggregate Indebtedness of the Borrower to the Term A Loan Lenders under the Term A Loan. Each Term A Loan Lender is hereby authorized, but is not obligated, to enter the amount of such Term A Loan Lender's Pro Rata Share of outstanding principal of the Term A Loan and the amount of each payment or prepayment of principal and interest thereon on the reverse of or on an attachment to such Term A Loan Lender's Term A Loan Note. On the Closing Date, the Borrower irrevocably authorizes Agent and Term A Loan Lenders to disburse the proceeds of the Closing Date Term A Advance to the applicable account(s) of the Borrower set forth on Schedule 2.4, in all cases for credit to the Borrower (or to such other account as to which the Borrower shall instruct Agent in writing) via Federal funds wire transfer no later than 3:00 p.m. (New York City time). After the Closing Date, the Lenders may, from time to time in the sole discretion of Agent upon the failure of Borrower to pay interest pursuant to Section 2.3 when due, utilize the Term A Interest Reserve, which utilization of Term A Interest Reserve shall for all purposes hereunder be treated as Term A Loans and may be subject to additional terms and conditions determined by the Agent in its sole discretion. No Event of Default for failure of Borrower to pay interest pursuant to Section 2.3 when due shall be cured by utilization of Term A Interest Reserve.

      2.2 Term B Loan; Term B Loan Notes

            Subject to the terms and conditions set forth in this Agreement, each Term B Loan Lender agrees to loan to the Borrower on the Closing Date its Pro Rata Share of a portion of the Term B Loan, in an amount equal to Nine Million Five Hundred Thousand and No/100 Dollars ($9,500,000) (the "Closing Date Term B Advance"). The Term B Loan is not a revolving credit facility and may not be drawn, repaid and redrawn. At anytime after all Obligations relating to the Term A Loan have been indefeasibly repaid in full and subject to Sections 3.2 and 2.7(d) and the other terms and conditions set forth in this Agreement, the Term B Loans may be prepaid in whole or in part at any time or from time to time. Any repayments of principal on the Term B Loan shall be applied to permanently reduce such Term B Loan. The obligations of the Term B Loan Lenders hereunder are several and not joint or joint and several. The Term B Loan shall be evidenced by Term B Loan Notes, payable to the order of each Term

Term Loan and Security Agreement

B Loan Lender in the principal amount of the Commitment of the applicable Term B Loan Lender, duly executed and delivered by the Borrower. The Term B Loan Notes shall evidence the aggregate Indebtedness of the Borrower to the Term B Loan Lenders under the Term B Loan. Each Term B Loan Lender is hereby authorized, but is not obligated, to enter the amount of such Term B Loan Lender's Pro Rata Share of outstanding principal of the Term B Loan and the amount of each payment or prepayment of principal and interest thereon on the reverse of or on an attachment to such Term B Loan Lender's Term B Loan Note. On the Closing Date, the Borrower irrevocably authorizes Agent and Term B Loan Lenders to disburse the proceeds of the Closing Date Term B Advance to the applicable account(s) of the Borrower set forth on Schedule 2.4, in all cases for credit to the Borrower (or to such other account as to which the Borrower shall instruct Agent in writing) via Federal funds wire transfer no later than 3:00 p.m. (New York City time). After the Closing Date, the Lenders may, from time to time in the sole discretion of Agent upon the failure of Borrower to pay interest pursuant to
Section 2.3 when due, utilize the Term B Interest Reserve, which utilization of Term B Interest Reserve shall for all purposes hereunder be treated as Term B Loans and may be subject to additional terms and conditions determined by the Agent in its sole discretion.. No Event of Default for failure of Borrower to pay interest pursuant to Section 2.3 when due shall be cured by utilization of Term B Interest Reserve.

      2.3 Interest on Loans

            (a) Interest on the outstanding balance of the Term A Loan under the Term A Loan Notes shall be payable monthly in arrears on the first day of each calendar month at an annual rate equal to the greater of (i) the Prime Rate plus five and three-quarter percent (5.75%) and (ii) ten percent (10%), calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on the Term A Loan shall be due and payable in cash on the first day of each calendar month commencing on November 1, 2003, and continuing until the later of the expiration of the Term and the full performance and indefeasible payment in full in cash of the Term A Loan and all Obligations related thereto and termination of this Agreement.

            (b) Interest on the outstanding balance of the Term B Loan under the Term B Loan Notes shall be payable monthly in arrears on the first day of each calendar month at an annual rate equal to the greater of (i) the Prime Rate plus eight and three-quarter percent (8.75%) and (ii) thirteen percent (13%), calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on the Term B Loan shall be due and payable in cash on the first day of each calendar month commencing on November 1, 2003, and continuing until the later of the expiration of the Term and the full performance and indefeasible payment in full in cash of the Term B Loan and all Obligations related thereto and termination of this Agreement.

            (c) In addition to the interest payable pursuant to Sections 2.3(a) and (b) hereof, Borrower covenants and agrees to pay interest payable-in-kind ("PIK Interest") on the outstanding balance of the Term B Loan under the Term B Loan Notes and the PIK Notes at an annual rate of seven percent (7.00%), calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. PIK Interest shall be evidenced by the PIK Notes, payable to the order of each Term B Loan Lender, duly executed and delivered by Borrower. Such PIK Interest shall be related to the Term B Loan and shall

Term Loan and Security Agreement
accrue and be added and applied to the principal outstanding balance of the PIK Notes on a monthly basis on the first Business Day of each month commencing on November 1, 2003. Accrued PIK Interest shall be due and payable on the earlier of (i) the proportional amount of such accrued PIK Interest applicable to the amount of the Term B Loan being prepaid, redeemed or terminated, Borrower's early prepayment (in whole or in part), redemption or termination of the Term B Loan and all Obligations related thereto, (ii) Agent's demand or acceleration of the Term B Loan and all Obligations related thereto pursuant to this Agreement upon the occurrence and continuance of an Event of Default, and (iii) the Maturity Date. Each Term B Loan Lender is hereby authorized, but is not obligated, to enter the amount of such Term B Loan Lender's Pro Rata Share of PIK Interest and the amount of each payment or prepayment of PIK Interest and interest thereon on the reverse of, or on an attachment to, such Term B Loan Lender's PIK Note. In addition to the interest payable pursuant to Section 2.3(b) hereof, interest on the outstanding balance of the PIK Notes shall be payable monthly in cash in arrears on the first day of each subsequent calendar month at the annual rate provided in Section 2.3(b) hereof, calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period.

      2.4 Repayment of Term A Loan; Maturity

            Payment of the outstanding principal balance under the Term A Loan (in addition to the interest payments in Section 2.3 hereof) and all other amounts (other than interest) outstanding under the Term A Loan shall be made as follows:

            (a) On each of the monthly payment dates indicated below in the amounts set forth below:

                            Payment Date                                  Monthly Principal Payment
                            ------------                                  -------------------------
             On the first day of each month commencing                           $104,166.67
             on November 1, 2003 through and including
             October 1, 2004

             On the first day of each month commencing                           $166,666.67
             on November 1, 2004 through and
             including October 1, 2005

             On the first day of each month commencing                           $291,666.67
             on November 1, 2005 through and
             including October 1, 2006

             On the first day of each month commencing                           $291,666.67
             on November 1, 2006 through and including
             October 1, 2007

Term Loan and Security Agreement

                            Payment Date                                  Monthly Principal Payment
                            ------------                                  -------------------------
                  On the first day of each month commencing                           $312,500.00
                  on November 1, 2007 through and including
                  October 1, 2008


            (b) The unpaid principal amount of the Term A Loan and all other Obligations under the Term A Loan shall be due and payable in full, and the Term A Loan Notes shall mature, if not earlier in accordance with this Agreement, on the Maturity Date.

      2.5 Repayment of Term B Loan; Maturity

      The unpaid principal amount of the Term B Loan and all other Obligations under the Term B Loan (including, without limitation, the PIK Notes and PIK Interest) shall be due and payable in full, and the Term B Loan Notes shall mature, if not earlier in accordance with this Agreement, on the Maturity Date.

      2.6 Promise to Pay; Manner of Payment

            The Borrower absolutely and unconditionally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable hereunder or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. Any payments made by the Borrower, shall be made only by wire transfer on the date when due, without offset, deduction or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent to the Borrower from time to time. Any such payment received after 2:00 p.m. New York City time on any date shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

      2.7 Other Mandatory Prepayments; Optional Prepayments

            In addition to and without limiting any provision of any Loan
Document:

            (a) if a Change of Control occurs that has not been consented to in writing by Agent prior to the consummation thereof, on or prior to the first Business Day following the date of such Change of Control, the Borrower shall prepay the Loans and all other Obligations in full in cash together with accrued interest thereon (including, without limitation, PIK Interest) to the date of prepayment and all other amounts owing to Agent and Lenders under the Loan Documents;

            (b) if the Borrower or any of Borrower's Subsidiaries, in any transaction or series of related transactions, (i) sells any material assets or other material properties (other than

Term Loan and Security Agreement
sales of assets that are promptly (and in any event within 180 days) replaced with similar assets or assets which serve the same function as the sold assets or sales of inventory in the ordinary course of business), (ii) sells or issues any equity or debt securities, capital stock or ownership interests, including, but not limited to, any sale or issuance undertaken in connection with or as part of a Public Offering, but specifically excluding, for the avoidance of doubt, any contributions received by the Borrower in connection with the sale or issuance of any Permitted Securities, (iii) receives any property damage insurance award or any other insurance proceeds of any kind in excess of $250,000 in the aggregate for the term of this Agreement that are not used promptly (and in any event within 180 days) after receipt to repair or replace the property or assets covered thereby, (iv) incurs any Indebtedness except for Permitted Indebtedness, then it shall apply 100% (or such lesser amount as is required to indefeasibly pay in cash in full the Obligations) of the proceeds thereof to the prepayment of the Loans together with accrued interest (including, without limitation, PIK Interest) and all other Obligations, such payment to be applied first, to all then unpaid fees and expenses; second, to all accrued and unpaid interest (other than the PIK Interest) on the Loans; third, pro rata to the principal payments set forth under the Term A Loan pursuant to Section 2.4(a); and fourth, to the principal amount of the Term B Loan; provided however, that the reduction of the principal balance of the Loans shall not affect the amount or timing of principal payments (other than the extent to which reductions have been made with respect to such principal payments as allocated pursuant to this paragraph) required under this Agreement until the balance of such Loans is reduced to zero; and

            (c) In addition to and notwithstanding any other provision of this Agreement or any Loan Document, until such time as the Loans and Obligations relating to the Loans are indefeasibly paid in full in cash and performed:

                  (i) Commencing on October 8, 2004 (or, if earlier, ten days after delivery of the annual audited financial statements for the period ending June 30, 2004), and on each October 8th thereafter (or, if the Borrower changes its fiscal year on the 100th day following the end of each fiscal year) or, if earlier, ten days after delivery of the annual audited financial statements for such fiscal year, except as otherwise set forth in this Section 2.7, the Borrower shall make a repayment of the Loans in an amount equal to fifty percent (50%) of the Borrower's Excess Cash Flow (after giving effect to any payments made pursuant to Section 2.7(c)(ii)) for the immediately preceding fiscal year, to be applied by the Agent to the Loans then outstanding for the ratable account of the Lenders;

                  (ii) Notwithstanding the foregoing, if a PIK Event (not otherwise corrected pursuant to the terms hereof) shall have occurred or if the Borrower otherwise elects or is required to pay interest on the Subordinated Debentures in kind, on the 40th day following the end of the quarter in which (or for which) such event has occurred (or, if earlier, ten days after delivery of the quarterly financial statements) and continuing on the 40th day following each successive quarter (or, if earlier, ten days after delivery of the quarterly financial statements) until such time as the Borrower has been in full compliance with the terms of this Agreement for two consecutive quarters, the Borrower shall make a repayment of the Loans in an amount equal to seventy-five percent (75%) of the Borrower's Excess Cash Flow for the immediately preceding fiscal quarter, for the ratable benefit of the Lenders; provided, however, that the payments pursuant to this Section 2.7(c)(ii) for the last fiscal quarter of each fiscal year shall be due and payable on the 100th day following the end of such fiscal quarter (or, if earlier, ten days after the date of delivery of the annual audited financial statements) and shall be in an amount

Term Loan and Security Agreement
necessary (after giving effect to all other payments under this Section) to cause the payment hereunder to equal 75% of the Borrower's Excess Cash Flow for the immediately preceding fiscal year;

                  (iii) If a Makewell Investment is made with respect to any fiscal year, on October 13th following such fiscal year (or, if the Borrower changes its fiscal year on the 105th day following the end of such fiscal year) or, if earlier, fifteen days after delivery of the annual audited financial statements for such fiscal year, the Borrower shall make a repayment of the Loans in an amount equal to seventy-five percent (75%) of the Borrower's Excess Cash Flow (after giving effect to any payments made pursuant to Section 2.7(c)(ii)) for the fiscal year then ended, to be applied by the Agent to the Loans then outstanding for the ratable account of the Lenders;

                  (iv) All amounts payable pursuant to this Section 2.7(c) shall be applied first, to all then unpaid fees and expenses; second, to all accrued and unpaid interest (other than PIK Interest) on the Loans; third, pro rata to the principal payments set forth under the Term A Loan pursuant to Section 2.4(a); and fourth, to the principal amount of the Term B Loan; provided however, that the reduction of the principal balance of the Term A Loan shall not affect the amount or timing of principal payments (other than the extent to which reductions have been made with respect to such principal payments as allocated pursuant to this paragraph) required under this Agreement until the balance of such Term A Loan is reduced to zero;

                  (v) If, upon receipt of the Borrower's annual audited financial statements, the Agent determines in its sole discretion that payments from Excess Cash Flow made in the first three fiscal quarters of such fiscal year exceed the required payment amount from Excess Cash Flow for such fiscal year, then the difference shall be applied to the next payment required from Excess Cash Flow; provided, that, upon Agent's receipt of Borrower's written request, Agent shall pay such difference to the Borrower within ten (10) days of Agent's receipt of the written request, so long as no Default or Event of Default under Section 8(a) hereof or with respect to Section 7.1(a) hereof exists or would be caused thereby, provided, further, that if there exists any Default or Event of Default under Section 8(a) hereof, such difference shall be applied to cure such Default or Event of Default in the order specified in
Section 2.7(c)(ii) above; and

                  (vi) If a Makewell Investment is made in cash to meet the ECF Threshold for any period during a Makewell Year and at the end of such Makewell Year, the EBITDA plus the amount of all Makewell Investments made with respect to periods ending during such Makewell Year is greater than the ECF Threshold required for such Makewell Year, then the lesser of (x) the amount of such excess and (y) the aggregate amount of Makewell Investments made during such Makewell Year shall be deemed a "Makewell Investment Credit". Any Makewell Investment Credit may be applied to reduce the cash amount of any future Makewell Investment(s) until fully utilized.

            (d) Subject to the terms of this Section 2.7 and Sections 3.2 and 11.1, Borrower may prepay to Agent, for the ratable benefit of the Lenders, the outstanding principal amount of the Loans and all other Obligations under the Loans (including PIK Interest), in whole or in part in multiples of $100,000, unless a lesser amount is then outstanding, in which case Borrower may prepay such lesser amount. All such prepayments shall be applied first, to all then

Term Loan and Security Agreement
unpaid fees and expenses; second, to all accrued and unpaid interest (other than PIK Interest) on the Loans; third, pro rata to the principal payments set forth under the Term A Loan pursuant to Section 2.5(a); fourth, to the principal amount of the Term B Loan. If Borrower elects to make any prepayment pursuant to this Section 2.7(d), Borrower shall give notice of such prepayment to the Agent not less than five (5) days or more than sixty (60) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made,
(ii) the total amount of the Loans and other Obligations related thereto to be prepaid on such date, and (iii) the Termination Fee, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the chief financial officer, controller or chief executive officer of the Borrower that such payment is being made in compliance with this
Section 2.7(d). Notice of prepayment having been so given, the aggregate principal amount of the Loans to be prepaid, together with accrued interest and the applicable Termination Fee, if any, thereon shall be due and payable on the prepayment date set forth in such notice. All prepayments made pursuant to this
Section 2.7(d) shall be made in accordance with Section 2.6 and shall be designated as a prepayment pursuant to this Section 2.7(d) on such wire.

      2.8 Payments by Agent

            Should any amount required to be paid under any Loan Document be unpaid beyond any applicable cure period, such amount may be paid by Agent, for the account of Lenders, and the Borrower irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders, by way of direct payment of the relevant amount, interest or Obligations without necessity of any demand in accordance with Section 2.6 whether or not a Default or Event of Default has occurred or is continuing. No payment or prepayment of any amount by Agent, Lenders or any other Person shall entitle any Person to be subrogated to the rights of Agent and/or Lenders under any Loan Document unless and until the Obligations have been fully performed and paid indefeasibly in cash and this Agreement has been terminated. Any sums expended or amounts paid by Agent and/or Lenders as a result of the Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations may be added to the Obligations.

      2.9 Grant of Security Interest; Collateral

            (a) To secure the payment and performance of the Obligations, each of the Credit Parties hereby grants to Agent, for the benefit of itself and the Lenders, a valid, perfected, continuing first priority (other than with respect to property or assets covered by Priority Permitted Liens) security interest in and Lien upon, and pledges to Agent, for the benefit of itself and the Lenders, all of its right, title and interest in and to and upon all of the Credit Parties' assets, now owned or hereafter acquired, including, without limitation, all of the following property and interests in property of such Credit Party:

                  (i) all of such Credit Party's tangible personal property, including without limitation all present and future Goods, Inventory and Equipment (including items of equipment which are or become Fixtures), Computer Hardware and Software, now owned or hereafter acquired;

Term Loan and Security Agreement

                  (ii) all of such Credit Party's intangible personal property, including without limitation all present and future Accounts, securities, Contract Rights, Permits, General Intangibles, Chattel Paper, Investment Property, Intellectual Property, Documents, Instruments, Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds (including, without limitation, proceeds of any life insurance policy), now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

                  (iii) all of such Credit Party's present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Credit Party; provided, however, that Agent shall not have a security interest in any rights under any Government Contract of such Credit Party or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, ss. 203 or Title 41, ss. 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

                  (iv) any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

            (b) In addition to the foregoing, to secure the payment and performance of the Obligations, each Credit Party has pledged or shall pledge to Agent, for its benefit and the benefit of the Lenders, all of its ownership interests in any Subsidiary, provided that the Borrower shall only be required to pledge sixty-six and two-thirds (66 2/3%) of its ownership interests in EGUK, each pursuant to the Pledge Agreement to which it is a party.

            (c) Concurrently with the delivery of the Financial Reports required pursuant to Section 6.1(a)(ii), each Credit Party shall notify the Agent of any Commercial Tort Claims in which such Credit Party has an interest arising after the Closing Date and shall provide all necessary information concerning each such Commercial Tort Claim and make all necessary filings with respect thereto to perfect Agent's (for its benefit and the benefit of the Lenders) first priority security interest therein.

            (d) Each Credit Party has full right and power to grant to Agent, for the benefit of itself and the Lenders, a perfected, first priority (other than with respect to property or assets covered by Priority Permitted Liens) security interest and Lien in its respective Collateral pursuant to this Agreement, subject to the following sentence. Upon the execution and delivery of this Agreement, and upon the filing of the necessary financing statements and/or appropriate filings and/or delivery of the necessary certificates or agreements or acknowledgments evidencing an equity interest, control and/or possession, as applicable, without any further action, Agent, for the benefit of itself and the Lenders, will have a good, valid and first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien and security interest in substantially all of the Collateral, and with respect to the ownership interests in the Borrower, EG and EG Product Management, a good, valid, first priority Lien and security interest subject to no prior Liens, all subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Agent,

Term Loan and Security Agreement
for the benefit of itself and the Lenders, and/or (ii) in connection with Permitted Liens. No Credit Party is party to any agreement, document or instrument that conflicts with this Section 2.9.

            (e) The Credit Parties shall obtain a blocked account, control or similar agreement with each bank or financial institution holding a Deposit Account for each of the Credit Parties, which agreement shall be in form and substance satisfactory to the Agent in its Permitted Discretion.

      2.10 Collateral Administration

            (a) All Collateral (except Deposit Accounts and Collateral in the possession of Agent) will at all times be kept by the Credit Parties at the locations set forth on Schedule 5.18B hereto, and shall not, other than sales of Inventory in the ordinary course of business, without thirty (30) calendar days prior written notice to Agent, be moved therefrom other than to another such location, and in any case shall not be moved outside the continental United States, other than Inventory sold or transferred to EGUK in accordance with
Section 7.4. Whether or not an Event of Default has occurred, any of Agent's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Agent, or any designee of Agent or the Credit Parties, to verify the validity, amount or any other matter relating to the Collateral; provided, however, that if no Default or Event of Default has occurred, then five (5) Business Days prior written notice shall be required for such verification pursuant to this Section 2.10(a). The Credit Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. In addition to and notwithstanding any provision of any Loan Document, Agent shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify Persons owing Accounts to any Credit Party that their Accounts have been assigned to Agent and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to the Credit Parties. The Credit Parties shall endeavor in the first instance to make collection of their respective Accounts for the Agent, for the account of the Lenders.

            (b) As and when determined by Agent in its Permitted Discretion, Agent will perform the searches described in clauses (i) and (ii) below against the Credit Parties (the results of which are to be consistent with the Credit Parties' representations and warranties under this Agreement), all at Borrower's expense: (i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where any Credit Party is organized and/or maintains its respective executive offices, a place of business or assets, and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction above.

            (c) Upon Agent's request, the Credit Parties shall promptly deliver to Agent all items for which Agent must receive possession to obtain a perfected Lien and security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral, in each case to the extent not already in possession of Agent.

            (d) The Credit Parties shall, and shall cause their Subsidiaries to, keep accurate and complete records of the Collateral and all payments and collections thereon and

Term Loan and Security Agreement
shall submit such records to Agent on such periodic bases as Agent may request in its Permitted Discretion.

      2.11 Power of Attorney

            Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for the Credit Parties (without requiring Agent to act as such) with full power of substitution and said appointment shall create in Agent, for its benefit and the benefit of Lenders, a power coupled with an interest, to do the following: (i) following the occurrence and during the continuance of an Event of Default, endorse the name of any such Person upon any and all checks, drafts, money orders and other instruments for the payment of money that are payable to such Person and constitute collections on such Person's Accounts; (ii) execute and/or file in the name of any Credit Party any financing statements, amendments to financing statements, schedules to financing statements, releases or terminations thereof (and such Credit Party hereby waives any right to file any of the foregoing until the Obligations are indefeasibly paid in full in cash and this Agreement is terminated or with prior written consent of Agent, in its Permitted Discretion), (iii) execute and/or file in the name of each Credit Party assignments, instruments, documents, schedules and statements that it is obligated to give Agent under any of the Loan Documents (to the extent such Credit Party fails to so execute and/or file any of the foregoing in two (2) Business Days of Agent's request or the time when such Credit Party is otherwise obligated to do so); (iv) execute and/or file such documents as may be necessary to register and/or otherwise perfect Agent's (for the benefit of the Lenders) Lien on such Credit Party's owned motor vehicles, and (v) do such other and further acts and deeds in the name of any Credit Party that Agent may deem necessary or desirable in its Permitted Discretion to enforce, make, create, maintain, continue or enforce or perfect Agent's, for the benefit of itself and Lenders, security interest or lien or rights in any Collateral.

      2.12 Notes

            Upon Agent's or any Lender's request, and in any event within three
(3) Business Days of any such request, the Borrower shall execute and deliver to Agent new Notes and/or divide the Notes in exchange for then existing Notes in such smaller amounts or denominations as Agent or such Lender shall specify in their respective sole and absolute discretion, provided that the aggregate principal amount of such new Notes does not exceed the aggregate principal amount of the Notes outstanding at the time such request is made.

      2.13 Replacement of Lost Notes

            Upon receipt of evidence reasonably satisfactory to the Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, the Borrower shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to the Borrower after Agent's receipt of the replacement Notes; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish the Borrower with an indemnity in writing reasonably acceptable to the Borrower to hold them harmless for all costs, losses, expenses and claims in respect of such replaced Note.

Term Loan and Security Agreement

III. FEES AND OTHER CHARGES

      3.1 Commitment Fee

            On the Closing Date, the Borrower shall pay to Agent, for the ratable benefit of the Term A Loan Lenders, a nonrefundable commitment fee equal to Two Hundred Ten Thousand Dollars ($210,000). On the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Term B Loan Lenders, a nonrefundable commitment fee equal to One Hundred Ninety Thousand Dollars ($190,000). The Commitment Fees payable hereunder shall be fully earned when due and non-refundable when paid; provided that the Term A Loans and Term B Loans shall have been made (subject to the terms and conditions of this Agreement).

      3.2 Termination Fee

            If (i) Borrower terminates this Agreement under Section 11.1 hereof or otherwise makes final payment of any Loan, (ii) a Change of Control occurs that has not been consented to in writing by Agent prior to the consummation thereof, and/or final payment of all outstanding Obligations pursuant to Section
2.7 occurs or is required to occur (other than as a result of any mandatory prepayment under Section 2.7(c)), (iii) any prepayment (whether partial or full) of Obligations occurs (other than as a result of any mandatory prepayment under Section 2.7(b) or (c)), whether by virtue of Agent's exercising its right of set-off or otherwise, or (iv) any automatic acceleration of the Obligations or cessation of lending on account of or during a payment or reduction of any outstanding Loan or Obligations is made on account of or during a bankruptcy, reorganization or other proceeding or liquidation or pursuant to any Debtor Relief Law (each, a "Termination"), then, at the effective date of any such Termination, Borrower shall pay Agent, for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other Obligations owing pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the applicable Termination Fee.

      3.3 Computation of Fees; Lawful Limits

            All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lenders, for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Agent or Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by the Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Agent and Lenders shall promptly refund such excess amount to the Borrower and the provisions hereof

Term Loan and Security Agreement
shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.3 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

      3.4 Default Rate of Interest

            Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by two percent (2.0%) per annum (the "Default Rate") automatically, if such Event of Default exists pursuant to either Section 8(g) or (h), and otherwise upon written notice of such increase given by Agent to the Borrower.

      3.5 Acknowledgement of Joint and Several Liability, Cross-Guaranty and Contribution Rights; Guaranty Enforcement

            (a) Each Credit Party acknowledges that it is jointly and severally liable for all of the Obligations under the Loan Documents. Each Credit Party expressly understands, agrees and acknowledges that (i) the Credit Parties are all Affiliated entities by common ownership, (ii) each Credit Party has requested that the Lenders extend a common credit facility on the terms herein provided, (iii) the Lenders will be lending against, and relying on a lien upon, all of the Credit Parties' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Credit Party,
(v) each Credit Party will nonetheless benefit by the making of all such loans by each Lender and the availability of a single credit facility of a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Credit Party, and (vii) the Borrower has executed the Notes and that it would not be able to obtain the credit provided by the Lenders hereunder without the financial support provided by the other Credit Parties.

            (b) Each Credit Party hereby guarantees the prompt payment and performance in full of all Obligations. Such guarantee constitutes a guarantee of payment and not of collection. Each Credit Party's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Credit Party or of any promissory note or other document evidencing all or any part of the Obligations of any other Credit Party, (ii) the absence of any attempt to collect the Obligations from any other Credit Party, any other Guarantor, if any, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Credit Party or other Guarantor, if any, or any part thereof, or any other agreement now or hereafter executed by any other Credit Party or other Guarantor, if any, and delivered to the Agent and/or any Lender,
(iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Credit Party or other Guarantor, if any, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the United States Bankruptcy Code (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Credit Party, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's

Term Loan and Security Agreement
and/or any Lender's claim(s) for the repayment of the Obligations of any other Credit Party under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Credit Party (other than actual indefeasible payment in full in cash). With respect to any Credit Party's Obligations arising as a result of the joint and several liability of the Credit Parties hereunder with respect to extensions of credit made to the Borrower hereunder, such Credit Party waives, until the Obligations (other than indemnity obligations under the Loan Documents not then due and payable for any events of claims that would give rise thereto that are not then pending) shall have been indefeasibly paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Credit Party, any endorser or any other Guarantor, if any, of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Credit Party to the Agent and/or any Lender. During the occurrence and continuance of any Event of Default, the Agent may proceed directly and at once, without notice, against any Credit Party to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Credit Party or any other Person, or against any security or collateral for the Obligations. Each Credit Party consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Credit Party or against or in payment of any or all of the Obligations.

            (c) Each Credit Party is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Credit Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Obligations incurred directly and primarily by any other Credit Party (an "Accommodation Payment"), then the Credit Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Credit Parties in an amount, for each of such other Credit Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Credit Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Credit Parties. As of any date of determination, the "Allocable Amount" of each Credit Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Credit Party hereunder without (i) rendering such Credit Party "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Credit Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Credit Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this
Section 3.5 shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section 3.5 shall, to the extent inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

            (d) If (i) any court holds that the Credit Parties are guarantors and not jointly and severally liable or (ii) bankruptcy or reorganization proceedings at any time are instituted by or against any Credit Party under any Debtor Relief Law, each Credit Party hereby: (A) until

Term Loan and Security Agreement
indefeasible payment in full of the Obligations, expressly and irrevocably waives, to the fullest extent possible, on behalf of such Credit Party, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person, and which such Credit Party may have or hereafter acquire against any Person in connection with or as a result of such Credit Party's execution, delivery and/or performance of this Agreement, or any other documents to which such Credit Party is a party or otherwise; (B) until indefeasible payment in full of the Obligations, expressly and irrevocably waives any "claim" (as such term is defined in the Bankruptcy Code) of any kind against any other Credit Party, and further agrees that it shall not have or assert any such rights against any Person (including any surety), either directly or as an attempted set off to any action commenced against such Credit Party by the Agent or a Lender or any other Person; and (C) acknowledges and agrees (I) that this waiver is intended to benefit the Agent and the Lenders and shall not limit or otherwise affect such Credit Party's liability hereunder or the enforceability of this Agreement, and
(II) that the Agent and the Lenders and their successors and assigns are intended beneficiaries of this waiver, and agreements set forth in this Section
3.5 and their rights under this Section 3.5 shall survive payment in full of the Obligations.

            (e) This Agreement shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to each Credit Party until all Obligations created or existing before receipt of such notice shall have been indefeasibly fully paid. No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against, any one or more Credit Parties shall release or discharge the other Credit Parties.

            (f) EACH CREDIT PARTY WAIVES THE FILING OF A CLAIM WITH A COURT IN THE EVENT OF RECEIVERSHIP OR BANKRUPTCY OF ANY CREDIT PARTY. AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY CREDIT PARTY BY ANY OTHER CREDIT PARTY, OR TO ANY OTHER PARTY LIABLE TO THE AGENT OR ANY LENDER, ARE HEREBY SUBORDINATED TO THE AGENT'S AND ANY SUCH LENDER'S CLAIMS AND UPON THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT ARE ASSIGNED TO THE AGENT FOR THE BENEFIT OF THE LENDERS. EACH CREDIT PARTY HEREBY AGREES THAT IT MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY THE AGENT OR ANY LENDER AGAINST ANY OTHER CREDIT PARTY.

            (g) Should a claim be made upon the Agent or any Lender at any time for repayment of any amount received by the Agent or any Lender in payment of the Obligations, or any part thereof, whether received from any Credit Party or received by the Agent or any Lender as the proceeds of Collateral, by reason of:
(1) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Lender or any of their property, or (2) any settlement or compromise of any such claim effected by the Agent or any Lender, in its sole discretion, with the claimant (including a Credit Party), each Credit Party shall remain liable to the Agent or any such Lender for the amount so repaid to the same extent as if such amount

Term Loan and Security Agreement
had never originally been received by the Agent or any such Lender, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the indebtedness. To the extent the Agent is required to repay any such amount, each Lender shall, to the extent the Agent previously paid to such Lender a portion of the amount which must be repaid, upon demand of the Agent, return to the Agent the amount which had previously been paid by the Agent to such Lender.

            (h) To the extent that any payment to, or realization by, the Lender or the Agent on the Obligations exceeds the limitations of this Section 3.5 and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Credit Party. This Section 3.5 is intended solely to reserve the rights of the Lenders and the Agent hereunder against each Credit Party, in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and neither the Credit Parties, any guarantor of the Obligations nor any other Person shall have any right, claim or defense under this Section 3.5 that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.

IV. CONDITIONS PRECEDENT

      4.1 Conditions to Funding the Loans and Closing

            The obligations of Lenders to consummate the transactions contemplated herein and to fund the Loans are subject, in each case, to the satisfaction, in the sole judgment of Agent, of the following:

            (a) (i) the Borrower shall have delivered to Agent (A) the Loan Documents to which it is a party, each duly executed by an authorized officer of the Borrower and the other parties thereto, and (ii) each Guarantor shall have delivered to Agent the Loan Documents to which such Guarantor is a party, each duly executed and delivered by such Guarantor or an authorized officer of such Guarantor, as applicable, and the other parties thereto;

            (b) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to the Credit Parties in each jurisdiction determined by Agent in its Permitted Discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens and Liens to be terminated at Closing), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Agent to be filed, registered or recorded to create, in favor of Agent, for the benefit of Lenders, a first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by the Credit Parties of any necessary fee, tax or expense relating thereto;

            (c) Agent shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Agent in its Permitted Discretion, provided that Agent shall have no power to reject the form of certificates of good standing issued by the applicable

Term Loan and Security Agreement

Governmental Authority, (ii) a certificate of the secretary or assistant secretary of each Credit Party dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents on behalf of such Credit Party, as applicable, in form and substance acceptable to Agent in its Permitted Discretion, (iii) the written legal opinions of counsel and/or special counsel for each Credit Party, in each case in form and substance satisfactory to Agent in its Permitted Discretion and its counsel and usual and customary for transactions of this type, and (iv) a certificate executed by an authorized officer of each Credit Party, which shall constitute a representation and warranty by each Credit Party as of the Closing Date that the conditions contained in this Agreement have been satisfied;

            (d) Agent shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of the Credit Parties, in form and substance satisfactory to Agent in its Permitted Discretion (each, a "Solvency Certificate"), certifying (i) the solvency of the Credit Parties, on a consolidated basis, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, and
(ii) as to the Credit Parties' financial resources and anticipated ability to meet their obligations and liabilities as they become due, to the effect that as of the Closing Date, and after giving effect to such transactions and
Indebtedness: (A) the assets of the Credit Parties, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to the Credit Parties;

            (e) Agent shall have completed examinations, the results of which shall be satisfactory in form and substance to Agent, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of the Credit Parties, and the Credit Parties shall have demonstrated to Agent's satisfaction in its Permitted Discretion that
(i) their operations comply, in all respects deemed material by Agent, in its Permitted Discretion, with all applicable federal, state, foreign and local laws, statutes and regulations, (ii) their operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Agent, in its Permitted Discretion, and (iii) they have no liabilities or obligations (whether contingent or otherwise) that are deemed material by Agent, in its Permitted Discretion;

            (f) Agent shall have received (or is satisfied in its Permitted Discretion that it will receive simultaneously with the funding of the Loans) all fees, charges and expenses due and payable to Agent and Lenders on or prior to the Closing Date pursuant to the Loan Documents;

            (g) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received such consents, approvals and agreements from such third parties as Agent and its counsel shall determine in their Permitted Discretion are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, (ii) claims against any Credit Party or the Collateral, and/or (iii) agreements, documents or instruments to which any Credit Party is a party or by which any of its respective properties or assets are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to each property leased by any Credit Party;

Term Loan and Security Agreement

            (h) Each Credit Party shall be in compliance with Section 7.7 and
Section 6.5, and Agent shall have received original certificates of all such required insurance policies confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming only the Agent, for the benefit of itself and Lenders, as sole beneficiary or loss payee and additional insured, as appropriate;

            (i) all partnership and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate, partnership and capital structures of Borrower) shall be satisfactory to Agent in its Permitted Discretion;

            (j) no default shall exist pursuant to any obligations of any Credit Party, under any material contract, and each Credit Party shall be in compliance with applicable laws and there shall exist no fact, condition or circumstance which, with the passage of time, the giving of notice or both, could reasonably be expected to constitute or become a default under any material contract to which any Credit Party is a party or any law to which any Credit Party is subject;

            (k) no Credit Party or principal or key management personnel of any Borrower shall have been indicted or under active investigation by a U.S. Attorney for a felony crime;

            (l) Agent shall have received the duly executed blocked account, control or similar agreement with each bank or financial institution holding a Deposit Account for each of the Credit Parties;

            (m) Agent shall have received copies of all Permits required for each of the Credit Parties to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents the absence of which to have could reasonably be expected to be, have or result in a Material Adverse Effect;

            (n) Agent shall have completed its due diligence examinations of the Credit Parties, including, without limitation, (i) an examination of the terms and conditions of all obligations owed by the Credit Parties and their Subsidiaries deemed material by Agent, the results of which shall be satisfactory in form and substance to Agent, (ii) customer reference checks and calls, credit checks, and background checks with respect to the relevant key management and principals of each Credit Party, and (iii) diligence regarding the Subordinated Debentures;

            (o) Agent shall have received evidence (i) of repayment in full and termination of all liabilities and obligations of Borrower to Ableco Finance LLC, and all related documents, agreements and instruments and of all Liens and Uniform Commercial Code financing statements relating thereto, including, without limitation, any Liens and/or Uniform Commercial Code financing statements covering or relating to any assets or properties of any shareholder of the Borrower, and (ii) of release and termination of, or Agent's authority to release and terminate, any and all Liens and/or Uniform Commercial Code financing statements in, on, against or with respect to any of the Collateral (other than Permitted Liens);

Term Loan and Security Agreement

            (p) there shall not have occurred any Material Adverse Change or Material Adverse Effect from the date which was reflected on the audited financial statements provided to Agent or any liabilities or obligations of any nature with respect to any Credit Party which could reasonably be likely to have a Material Adverse Effect;

            (q) (i) Agent shall have received the unaudited financial statements of the Credit Parties on a consolidated, consolidating and pro-forma basis for and as of August 2003, in form and substance satisfactory to the Agent, (ii) Agent shall have received a "flash" sales report of the Credit Parties for the month of September 2003; and (iii) the Credit Parties shall have implemented a cash collection system in form and substance satisfactory to the Agent in its Permitted Discretion;

            (r) Agent shall have received from the Credit Parties a completed IRS Form 8821;

            (s) Agent shall have received, each duly executed and in form and substance satisfactory to the Agent in its Permitted Discretion (i) the Seller Note Subordination Agreement, (ii) the Central Garden Note Subordination Agreement, (iii) the Tredegar Agreement, (iv) copies of all other intercompany agreements, and all material management agreements, documents relating to borrowed money, Capital Leases, occupancy leases and other material contracts, and (vi) such other documents or materials as Agent shall deem necessary or appropriate;

            (t) Agent shall have received evidence satisfactory to Agent in its Permitted Discretion that the EBITDA (as defined in Annex I) of the Borrower for the twelve-month period ending August 31, 2003 shall be at least Nine Million Dollars ($9,000,000);

            (u) Agent shall have received copies of all documents reasonably requested by Agent that evidence the completed equity investment in EYAS International, Inc. by the Easy Gardener Investors, and a corresponding equity investment in Borrower by EYAS International, Inc., in an amount not less than Two Million Five Hundred Fifty Thousand Dollars ($2,550,000), in each case all in form and substance satisfactory to Agent in its Permitted Discretion;

            (v) Agent shall have received an update of the on-site due diligence audit through the Closing Date;

            (w) Agent shall have received copies of all duly executed documents reasonably requested by Agent that evidence (i) Borrower's receipt of proceeds from subordinated indebtedness, on terms and conditions satisfactory to the Agent in its sole discretion, of not less than $2,675,000 from Central Garden, including but not limited to the Central Garden Note, and (ii) the $1,600,000 partial consideration for the Acquisition in the form of the Subordinated Seller Note;

            (x) the Credit Parties shall have entered into that certain Amended and Restated Loan and Security Agreement dated as of the Closing Date with Foothill and the lenders party thereto, together with all other agreements, documents and instruments contemplated therein, all in form and substance satisfactory to the Agent in its Permitted Discretion;

Term Loan and Security Agreement

            (y) Agent shall be satisfied, as determined in its sole and absolute discretion, with the results of its financial and operational audit of the Credit Parties;

            (z) regarding the Acquisition and the transactions contemplated thereby:

                  (i) Agent shall have received from the Credit Parties certified copies of the applicable Acquisition Documents and all other requested information agreements, instruments, certificates or evidence, in form and substance satisfactory to Agent, that all conditions precedent to the completion of the Acquisition shall have been satisfied and as additional security for the Obligations, the Credit Parties shall have assigned to Agent all of their respective rights and remedies under the applicable Acquisition Documents;

                  (ii) Agent shall have received evidence satisfactory to Agent that the Acquisition shall have been consummated (or will be consummated simultaneously with the funding of the Loans) in form and substance satisfactory to Agent by the execution, delivery, performance and recordation of the applicable Acquisition Documents and other definitive agreements, instruments, and documents related to the Acquisition; and

                  (iii) Agent shall have completed its due diligence and audits in connection with the Acquisition the result of which shall be satisfactory to Agent, including, without limitation, review of all material contracts and Permits of the Credit Parties and evidence that (A) all consents necessary for the assignment, sale and transfer of the assets of the Sellers to the Buyers, as described and defined in the Acquisition Agreement, have been received by the appropriate Credit Party and (B) all Permits required for the operation of the Business have been obtained by the appropriate Credit Party and that they are valid and in full force and effect;

            (aa) each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be accurate in all material respects before and after giving effect to funding of the Loans, the Credit Parties shall be in compliance with all covenants, agreements and obligations under the Loan Documents, and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Loans on such date;

            (bb) there shall be no liabilities or obligations with respect to any Credit Party of any nature whatsoever which, either individually or in the aggregate, could reasonably be likely to have or result in a Material Adverse Effect;

            (cc) Agent shall have received satisfactory evidence (including a certificate of the Secretary of the Borrower) that the terms of the Golub Settlement Agreement have been completed and satisfied, including, without limitation, the payment of the amounts owed to the Golub Settlement Parties which amount shall not exceed $400,000; and

            (dd) Agent shall have received from Golub Settlement Parties a certificate, in form and substance satisfactory to Agent, stating that (i) the Golub Settlement Parties consent to the Acquisition and all the transactions contemplated thereby, and (ii) no defaults under the Golub Settlement Agreement exist as of the date of such certificate or would result after giving effect to the Acquisition and all the transaction contemplated thereby.

Term Loan and Security Agreement

V. REPRESENTATIONS AND WARRANTIES

            Each Credit Party, jointly and severally, represents and warrants as of the date hereof as follows:

      5.1 Organization and Authority

            Each Credit Party is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its state of formation. Each Credit Party (a) has all requisite power and authority to own its properties and assets (including, without limitation, the Collateral) and to carry on its business as now being conducted or as contemplated in the Loan Documents, (b) is duly qualified to do business in the jurisdictions set forth on Schedule 5.1, which are all of the jurisdictions in which failure so to qualify could reasonably be likely to have or result in a Material Adverse Effect, and (c) has all requisite power and authority (i) to execute, deliver and perform the Loan Documents and the Acquisition Documents to which it is a party, (ii) to borrow hereunder, (iii) to consummate the transactions contemplated under the Loan Documents, and (iv) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. No Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."

      5.2 Loan Documents and Acquisition Documents

            The execution, delivery and performance by the Credit Parties of the Loan Documents to which they are a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all requisite action of such Credit Party and have been duly executed and delivered by or on behalf of such Credit Party; (b) do not violate any provisions of (i) any applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order of any Governmental Authority binding on such Credit Party or any of its properties, or (iii) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of such Credit Party, or any agreement between such Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound, the effect of which could reasonably be expected to be, have or result in a Material Adverse Effect;
(d) except as set forth herein or therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Credit Party, and (e) except as set forth on Schedule 5.2 and except for filings in connection with the perfection of Agent's Liens, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which such Credit Party is a party will constitute the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law

Term Loan and Security Agreement
affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

      5.3 Subsidiaries, Capitalization and Ownership Interests

            No Credit Party has any Subsidiaries other than those Persons listed as Subsidiaries on Schedule 5.3 as of the Closing Date. Schedule 5.3 states the authorized and issued capitalization of each Credit Party, and the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of such Credit Party and the beneficial and record owners thereof (including options, warrants and other rights to acquire any of the foregoing) as of the Closing Date. The outstanding equity securities and/or ownership, voting or partnership interests of each Credit Party have been duly authorized and validly issued and are fully paid and nonassessable and each Person listed on Schedule 5.3 as of the Closing Date owns beneficially and of record all of the equity securities it has listed as owning free and clear of any Liens other than Liens created by the Loan Documents. Schedule 5.3 also lists the directors, members, managers and/or partners of each Credit Party as of the Closing Date. Except as listed on Schedule 5.3 as of the Closing Date, no Credit Party (i) owns any material Investment Property nor (ii) owns any interest or participates or engages in any joint venture, partnership or similar arrangements with any Person.

      5.4 Properties

            Each Credit Party (a) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, license of, or right to use, all of its material properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (b) is in compliance with each lease or license to which it is a party or otherwise bound the failure of which to be in compliance with would have a Material Adverse Effect. Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other material assets or property that are leased or licensed by, any Credit Party and all leases (including leases of leased real property) covering or with respect to such properties and assets. Each Credit Party enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect. All material personal property and assets of each Credit Party are in good repair, working order and condition (normal wear and tear excepted) and are suitable and adequate for the uses for which they are being used or are intended.

      5.5 Other Agreements

            No Credit Party is (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which could materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to be, have or result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of

Term Loan and Security Agreement
time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to be, have or result in a Material Adverse Effect, or (c) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business.

      5.6 Litigation

            Except as set forth on Schedule 5.6, there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against any Credit Party that (a) questions or could reasonably be expected to prevent the validity of any of the Loan Documents or the right of such Credit Party to enter into any Loan Document or to consummate the transactions contemplated thereby,
(b) could reasonably be expected to be, have or result in, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or
(c) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of such Credit Party. No Credit Party is aware that there is any basis for the foregoing. No Credit Party is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit, proceeding or investigation initiated by any Credit Party currently pending.

      5.7 Hazardous Materials

            Each Credit Party is in compliance in all material respects with all applicable Environmental Laws. No Credit Party has been notified of any action, suit, proceeding or investigation which adversely affects any Credit Party and
(a) relating in any way to compliance by or liability of any Credit Party under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

      5.8 Tax Returns; Governmental Reports

            Except as set forth on Schedule 5.8, each Credit Party (a) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by such Credit Party, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that such Credit Party is currently contesting in good faith and that are described on Schedule 5.8.

      5.9 Financial Statements and Reports

            All financial statements and financial information relating to the Credit Parties that have been or may hereafter be delivered to Agent by the Credit Parties are (a) accurate and complete in accordance with GAAP, (b) consistent with the books of account and records of the Credit Parties, (c) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, except that the unaudited financial statements contain no footnotes or year-end adjustments, and (d) present fairly in all material respects the consolidated and consolidating

Term Loan and Security Agreement
financial condition, assets and liabilities and results of operations of the Credit Parties at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. The Credit Parties have no material obligations or liabilities of any kind not disclosed in such audited financial information or statements, and since the date of the most recent financial statements submitted to Agent, there has not occurred any Material Adverse Change or Material Adverse Effect or, to the Credit Parties' knowledge, any other event or condition that could reasonably be expected to be, have or result in a Material Adverse Effect.

      5.10 Compliance with Law; Business

            Each Credit Party (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Credit Party, the Business and/or such Credit Party's assets or operations, including, without limitation, ERISA and any laws or regulations pertaining to the Business, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both
(a) and (b), where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. No Credit Party has received any notice that any Credit Party is not in material compliance in any respect with any of the requirements of any of the foregoing. No Credit Party has (i) engaged in any Prohibited Transactions as defined in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (ii) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed,
(iii) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (iv) any fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to each Credit Party, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty
(30) day notice period contained in 12 C.F.R. ss. 2615.3 has not been waived. Each Credit Party has maintained in all material respects all records required to be maintained by any applicable Governmental Authority. None of the Credit Parties nor their respective predecessors have engaged, or do not engage, directly or indirectly, in any business other than the Business.

      5.11 Intellectual Property

            Except as set forth on Schedule 5.11, no Credit Party owns, licenses or utilizes, and is not a party to, any patents, patent applications, trademarks, trademark applications, service marks, service mark applications, registered copyrights, copyright applications, copyrights, trade secrets, trade names, software or licenses. The items listed on Schedule 5.11 constitute all of the Intellectual Property necessary or required for the operation of the Credit Parties' businesses as of the Closing Date and as proposed to be conducted and the Credit Parties own or have a valid and enforceable right to use all such Intellectual Property, except where such Credit Party's

Term Loan and Security Agreement
failure to have rights therein could reasonably be expected to be, have or result in a Material Adverse Effect. All such items are in full force and effect and not in known conflict with the rights of others. No Credit Party is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to be, have or result in a Material Adverse Effect.

      5.12 Licenses and Permits; Labor

            Each Credit Party is in compliance with and has all Permits and Intellectual Property necessary or required by applicable law or Governmental Authority for the operation of its Businesses as presently conducted and as proposed to be conducted except where noncompliance, violation or lack thereof could not reasonably be expected to be, have or result in a Material Adverse Effect. Schedule 5.12 lists all Permits necessary or required by applicable law or Governmental Authority for the operation of the Credit Parties' businesses as of the Closing Date and as proposed to be conducted except where noncompliance, violation or lack thereof could not reasonably be expected to be, have or result in a Material Adverse Effect. All Permits necessary or required by applicable law or Governmental Authority for the operation of the Credit Parties' businesses are in full force and effect and not in known conflict with the rights of others, except where such conflict or lack of being in full force and effect could not reasonably be expected to be, have or result in a Material Adverse Effect. No Credit Party (a) is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to be, have or result in a Material Adverse Effect, and (b) is nor has been involved in any labor dispute, strike, walkout or union organization.

      5.13 No Default; Solvency

            There does not exist any Default or Event of Default or any event, fact, condition or circumstance which, with the giving of notice or passage of time or both, would likely constitute or result in a Default or Event of Default. The Credit Parties are and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, will be, on a consolidated basis, solvent and able to meet their obligations and liabilities as they become due, and the assets of the Credit Parties, at a Fair Valuation and on a consolidated basis, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties, and no unreasonably small capital base with which to engage in their anticipated businesses exists with respect to the Credit Parties.

      5.14 Disclosure

            No Loan Document nor any other agreement, document, certificate, or statement furnished to Agent by or on behalf of any Credit Party in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by any Credit Party in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading

Term Loan and Security Agreement
in light of the circumstances under which it was furnished. There is no fact known to any Credit Party which has not been disclosed to Agent in writing which could reasonably be expected to be, have or result in a Material Adverse Effect.

      5.15 Existing Indebtedness; Investments, Guarantees and Certain Contracts

            Except for Permitted Indebtedness or as contemplated by the Loan Documents, no Credit Party (a) has outstanding Indebtedness, (b) is subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, and/or (c) owns or holds any equity or long-term debt investments in, nor has any outstanding advances to or any outstanding guarantees for, the obligations of, or any outstanding borrowings from, any other Person. Each Credit Party has performed all material obligations required to be performed by such Credit Party pursuant to or in connection with any Permitted Indebtedness and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. Except for Permitted Indebtedness and actions permitted under Section 7.4, no Credit Party, directly or indirectly, has made, and there does not exist, any loans, advances or guarantees to or for the benefit of any Person or agreements to assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person.

      5.16 Affiliated Agreements

            Except as set forth on Schedule 5.16 and in Section 7.6, (i) there are no existing or proposed agreements, arrangements, understandings or transactions between any Credit Party and any of such Credit Party's officers, members, managers, directors, stockholders, partners, other interest holders, employees, or Affiliates or any members of their respective families, and (ii) to each Credit Party's knowledge, none of the foregoing Persons are directly or indirectly, indebted to or have any direct/or indirect ownership, partnership or voting interest in, any Affiliate of any Credit Party or any Person with which any Credit Party has a business relationship or which competes with any Credit Party (except that any such Persons may own stock in (but not exceeding two (2%) percent of the outstanding capital stock of) any publicly traded company that may compete with any Credit Party.

      5.17 Insurance

            Each Credit Party has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to
Section 6.5 hereof. All such insurance policies as of the Closing Date are listed and described on Schedule 5.17. No Credit Party has assumed or is subject to any risks or liabilities other than those relating to its Business.

      5.18 Names; Location of Offices, Records and Collateral; Deposit Accounts and Investment Property

            During the preceding five (5) years, none of the Credit Parties, nor any of their respective predecessors, have conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Each Credit Party is (or such

Term Loan and Security Agreement

Credit Party's predecessors were) the sole owner(s) of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are such Credit Party's (or any such predecessors') sales, business and invoices. Each trade name of each Credit Party represents a division or trading style of such Credit Party. Each Credit Party maintains, and such Credit Party's predecessors maintained, their respective places of business and chief executive offices only at the locations set forth on Schedule 5.18B or, after the Closing Date, as additionally disclosed to Agent in writing in accordance with Section 7.4, and all Accounts of such Credit Party arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the continental United States, except as otherwise permitted pursuant to Section 7.4(A) hereof. Schedule 5.18C lists all of each Credit Party's Deposit Accounts and Investment Property as of the Closing Date.

      5.19 Non-Subordination

            The Obligations are not subordinated in any way to any other obligations of any Credit Party or to the rights of any other Person, except as set forth in Section 1.1 hereof or as otherwise agreed to by the Lenders.

      5.20 Legal Investments; Use of Proceeds

            The Credit Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

      5.21 Broker's or Finder's Commissions

            Except as set forth on the "Broker Schedule," attached hereto as
Schedule 5.22 no broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Credit Parties or any of its current officers, directors or agents with respect to the issue of the Notes, or the transactions contemplated by this Agreement except for fees payable to Agent and the Lenders. The Credit Parties agree to indemnify Agent and Lenders and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Credit Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Agent or Lenders without the knowledge of the Credit Parties.

      5.22 Survival

            Each Credit Party makes the representations and warranties contained herein with the knowledge and intention that Agent and Lenders are relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the Closing and the funding of the Loans.

Term Loan and Security Agreement

VI. AFFIRMATIVE COVENANTS

            Each Credit Party, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

      6.1 Financial Statements, Reports and Other Information

            (a) Financial Reports. The Credit Parties shall furnish to Agent (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Borrower, audited annual consolidated and consolidating financial statements of the Credit Parties and EGUK, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to Agent in its Permitted Discretion and accompanied by related management letters, if available (provided that the consolidating statements may be internally prepared), (ii) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter of the Borrower (other than the last fiscal quarter of each fiscal year), unaudited consolidated and consolidating financial statements of the Credit Parties consisting of a balance sheet and statements of income, retained earnings and cash flows and owners' equity as of the end of the immediately preceding fiscal quarter, (iii) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month (other than the last calendar month of a fiscal quarter), unaudited consolidated and consolidating financial statements of the Credit Parties, consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding calendar month, and
(iv) within thirty (30) calendar days after the end of each calendar month, a listing of all proposed non-recurring adjustments to EBITDA during such calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods (subject, as to interim statements, to lack of footnotes and year-end adjustments). With each quarterly and annual financial statement, the Borrower shall also deliver (x) a Compliance Certificate of its chief financial officer in the form of Exhibit A attached hereto and otherwise satisfactory to Agent stating that (A) such person has reviewed the relevant terms of the Loan Documents and the condition of the Credit Parties, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, and (C) the Borrower is in compliance with all financial covenants in this Agreement attached as Annex I hereto and (y) a description, in form and substance satisfactory to the Agent, of each new material agreement or arrangement entered into with any Affiliate or holder of the Existing Warrant, including an estimate of cost savings to the Borrower and or increase to the Borrower's EBITDA resulting from such agreement or arrangement, or of any modifications to existing material agreements or arrangements with any Affiliate or holder of the Existing Warrant, that occurred during the applicable fiscal quarter. With each annual financial statement, Borrower shall also deliver the calculation of the estimated level of distributions by Borrower to its partners for the payment of all applicable federal, and state income taxes in connection with Borrower's income for such fiscal year. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to the Agent in its Permitted Discretion.

Term Loan and Security Agreement

            (b) Other Materials. The Credit Parties shall furnish to Agent as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or such other time as set forth below, as applicable: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a)) prepared by, for or on behalf of the Credit Parties and any other notes and reports related thereto, including, without limitation, any pro forma financial statements and monthly board reports, (ii) any material reports, returns, information, notices and other materials that any Credit Party shall send to its stockholders, members, partners and/or other equity owners and/or directors or managers by class in their capacity as such equity owner at any time together with any and all supporting documentation related thereto, (iii) within ten (10) calendar days after the end of each fiscal quarter, a report listing and describing material details about any and all new contracts entered into by any Credit Party during the fiscal quarter then ended, (iv) within ten (10) calendar days after the end of each calendar month, a monthly operating report for each Credit Party, which report shall include a detailed comparison of the actual year-to-date operating results against (A) the projected operating budget for such period and (B) the actual operating results for the same period during the prior calendar year, in each case inclusive of profit and loss statements, (v) copies of any reports submitted to the Credit Parties by their independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, (vi) copies of any and all materials, documents, instruments and other items that relate to, secure, evidence, give rise to or generate or otherwise relate to the Collateral, (vii) such reports as set forth on Annex II attached hereto which annex is incorporated herein and made a part hereof, and
(viii) such additional information, documents, statements, reports and other materials as Agent may request in its Permitted Discretion from time to time. The Credit Parties shall furnish to Agent not less than thirty (30) calendar days prior to the commencement of each fiscal year in the Term, a list setting forth the location of the Collateral. The Credit Parties shall furnish to Agent within ten (10) calendar days after the end of each calendar month a report specifying all unpaid amounts, fees, payables and balances owing to any Governmental Authority (other than for taxes) as of the last day of such ended calendar month.

            (c) Notices. Upon obtaining knowledge thereof, the Credit Parties shall promptly, and in any event within three (3) Business Days thereof, notify Agent in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against any Credit Party or otherwise affecting or involving or relating to any Credit Party or any of Credit Parties' property or assets to the extent (A) the amount in controversy exceeds $50,000 individually or $150,000 in the aggregate for all such events, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to be, have or result in a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by any Credit Party from any payor of a claim, suit or other action such payor has, claims or has filed against any Credit Party for an amount in excess of $250,000 individually or $500,000 in the aggregate, (v) any matter(s), outside the ordinary course of business, in the amount of $50,000, individually or $150,000 in the aggregate, in existence at any one time adversely affecting the value, enforceability or collectability of any of the Collateral, (vi) any

Term Loan and Security Agreement
notice given by any Credit Party to any other lender of any Credit Party and shall furnish to Agent a copy of such notice, (vii) receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $25,000 individually or $100,000 in the aggregate, (viii) receipt of any notice by any Credit Party regarding termination of any lease of real property (other than by expiration of the term) or any senior executive, (ix) if any Account or other Collateral becomes evidenced or secured by an Instrument or Chattel Paper, (x) the filing, recording or assessment of any federal, state, material local or foreign tax lien against the Collateral or any Credit Party, (xi) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any Credit Party which could reasonably be expected to be, have or result in a Material Adverse Effect or with respect to any Collateral, (xii) any change in the corporate name of any Credit Party, and/or (xiii) the loss, termination or expiration of any material contract to which any Credit Party is a party or by which its properties or assets are subject or bound.

            (d) Consents. The Credit Parties shall obtain and deliver to Agent from time to time all required consents, approvals and agreements from such third parties as Agent shall determine are necessary or desirable in its Permitted Discretion and that are satisfactory to Agent in its Permitted Discretion with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against any Credit Party, or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which any Credit Party is a party or by which any properties or assets of any Credit Party or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

            (e) Operating Budget. The Credit Parties shall furnish to Agent on or prior to the Closing Date and for each fiscal year of the Credit Parties thereafter within five (5) days of the approval thereof by the Borrower's general partner, but in any event no later than thirty (30) days after commencement of such fiscal year, consolidated and consolidating month-by-month projected operating budgets, projections, profit and loss statements, income statements, balance sheets and cash flow reports of and for the Credit Parties for such upcoming fiscal year (including an income statement for and a balance sheet as at the end of each month), and annual projections for the fiscal years remaining in the Term, in each case prepared in accordance with GAAP consistently applied with prior periods (subject to lack of footnotes and year-end adjustments).

            (f) Shareholder Reports and Government Filings. Borrower shall furnish to Agent, concurrently with the sending or filing thereof, a copy of any proxy statements, financial statements or reports which the Credit Parties have made available to their shareholders or other equity owners in their capacity as such shareholders or equity owners, as a class or any class or series of shareholders or other equity owners as a class or series and a copy of any regular, periodic and special reports or registration statements which the Credit Parties file with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.

            (g) Deposit Accounts, Other Accounts and Investment Property. The Credit Parties shall (i) promptly, and in any event within five (5) Business Days after any Credit Party (A) establishes any Deposit Account, securities account, money market account or any similar account, or (B) becomes the owner of any Investment Property, in excess of $50,000 in the aggregate, on and with respect to which Agent, for itself and the benefit of the Lenders, does not have a perfected, first priority Lien, notify Agent of such, and thereafter (ii) deliver to Agent,

Term Loan and Security Agreement
within ten (10) Business Days, documentation to perfect Agent's, for its benefit and the benefit of the Lenders, Lien thereon, in each case in form and substance acceptable to Agent in its Permitted Discretion.

            (h) Intellectual Property. The Borrower on behalf of the Credit Parties shall furnish to Agent within five (5) Business Days after June 30 and December 31 of each year, a report specifying any Intellectual Property interests acquired by, obtained by, or licensed to the Credit Parties during the six-month period then ended, and shall deliver to Agent, within ten (10) Business Days, documentation, if any, necessary to perfect Agent's, for its benefit and the benefit of the Lenders, Lien in such Intellectual Property, in each case in form and substance acceptable to Agent in its Permitted Discretion.

            (i) Payroll Taxes. Without limiting or being limited by any other provision of any Loan Document, the Credit Parties shall retain and use a third-party acceptable to Agent in its Permitted Discretion to process, manage and pay the payroll taxes of the Credit Parties and shall cause to be delivered to Agent within thirty (30) calendar days after the end of each calendar month a report of such payroll taxes of the Credit Parties for the immediately preceding calendar month and evidence of payment thereof.

      6.2 Payment of Obligations

            The Credit Parties shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans and all other Obligations.

      6.3 Conduct of Business and Maintenance of Existence and Assets

            Each Credit Party shall (a) conduct its business in accordance with good business practices customary to its industry, (b) engage principally in the same or similar lines of business substantially as heretofore conducted, (c) collect its Accounts in the ordinary course of business, (d) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents), (e) from time to time make all customary repairs, renewals and replacements thereof, (f) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in its jurisdiction of formation and each other jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be expected to be, have or result in a Material Adverse Effect; (g) remain in good standing and maintain operations in all jurisdictions in which currently located, except where the failure to remain in good standing or maintain operations could not reasonably be expected to be, have or result in a Material Adverse Effect, and (h) maintain, comply with and keep in full force and effect its existence and all Intellectual Property and Permits necessary to conduct the Business the loss of which or failure to maintain could reasonably be expected to be, have or result in a Material Adverse Effect.

Term Loan and Security Agreement

      6.4 Compliance with Legal and Other Obligations

            Each Credit Party shall (a) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, (b) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (c) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, and (d) properly file all reports required to be filed with any Governmental Authority, except under clauses (a), (b), (c), and/or (d) where the failure to comply, pay, file or perform would not reasonably be expected to be, have or result in a Material Adverse Effect.

      6.5 Insurance

            Each Credit Party shall (a) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or lines of business or owning similar assets or properties and at least the minimum amount required by this Agreement, applicable law and any agreement to which such Credit Party is a party or pursuant to which such Credit Party provides any services, including, without limitation, liability, errors and omissions and property and business interruption insurance, as applicable; and maintain general liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Credit Party; and (b) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies and coverage levels to (i) be satisfactory in form and substance to Agent in its Permitted Discretion, (ii) name Agent, for the benefit of itself and Lenders, as loss payee and additional insured thereunder, as applicable, and (iii) expressly provide that they cannot be altered, amended or modified or canceled or terminated without thirty (30) Business Days prior written notice to Agent, and that they inure to the benefit of Agent, for the benefit of itself and Lenders, notwithstanding any action or omission or negligence of or by such Credit Party, or any insured thereunder.

      6.6 True Books

            Each Credit Party shall (a) keep true, complete and accurate (in accordance with GAAP) books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its dealings and transactions in all material respects; and (b) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

      6.7 Inspection; Periodic Audits

            Each Credit Party shall permit the representatives of Agent, at the expense of the Credit Parties, from time to time during normal business hours upon reasonable notice, to (a)

Term Loan and Security Agreement
visit and inspect any of such Credit Party's offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine and/or audit all of such Credit Party's books of account, records, reports and other papers, (b) make copies and extracts therefrom, and (c) discuss such Credit Party's business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing), provided, however, that (x) so long as no Default or Event of Default has occurred and is continuing, such visits and inspections in excess of three (3) in any fiscal year shall be at the expense of the Agent, unless any Credit Party requests such visit and inspection, requests the Agent to refrain from such visit and inspection or requests an action or inaction by the Agent which necessitates a visit or inspection as determined by the Agent in its Permitted Discretion, and (y) upon the occurrence and during the continuance of a Default or Event of Default, no such notice shall be required to do any of the foregoing and any such visits and inspections shall be at the expense of the Credit Parties.

      6.8 Further Assurances; Post Closing

            At Borrower's cost and expense, each Credit Party shall (a) within five (5) Business Days (or such longer period in the case of actions involving third parties as determined by Agent in its Permitted Discretion) after Agent's demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Agent may request in its Permitted Discretion with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (b) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and (c) upon the exercise by Agent, any Lender or any of their Affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Person (including, without limitation, any Governmental Authority), execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Agent, any Lender or any of their Affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, each Credit Party shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Agent, any Lender or such Affiliate may be required to obtain for itself or on its behalf for such consent, approval, registration, qualification or authorization.

      6.9 Payment of Indebtedness

            Except as otherwise prescribed in the Loan Documents, the Credit Parties shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of their material obligations and liabilities, except when the amount or validity thereof is being contested in good

Term Loan and Security Agreement
faith by appropriate proceedings and such reserves as Agent may deem proper and necessary in its Permitted Discretion shall have been made.

      6.10 Lien Searches

            If Liens other than Permitted Liens exist, the Credit Parties immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.

      6.11 Use of Proceeds

            The Borrower shall use the proceeds from the Loans only for the purposes set forth in the recitals to this Agreement.

      6.12 Collateral Documents; Security Interest in Collateral

            (a) On demand of Agent in its Permitted Discretion, each Credit Party shall make available to Agent copies of any and all documents, instruments, materials and other items that relate to, secure, evidence, give rise to or generate or otherwise involve Collateral, including, without limitation, Accounts and Inventory of such Credit Party. Each Credit Party shall
(i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Agent to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Agent and Agent's, for its benefit and the benefit of the Lenders, perfected first priority (other than with respect to property or assets covered by Priority Permitted Liens) Lien on the Collateral (and each Credit Party irrevocably grants Agent the right, at Agent's option, to file any or all of the foregoing), (ii) maintain, or cause to be maintained, at all times, the pledge of the Collateral to Agent and Agent's, for its benefit and the benefit of the Lenders, first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien on the Collateral, (iii) immediately upon learning thereof, report to Agent any reclamation, return or repossession of goods in excess of $50,000 individually or $100,000 in the aggregate, and (iv) defend the Collateral and Agent's, for its benefit and the benefit of the Lenders, first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Agent, and pay all costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may at Agent's discretion be added to the Obligations.

            (b) If, after the date hereof, any Credit Party shall (i) obtain any registered Trademark, Patent or Copyright, or apply for any such registration in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, or
(ii) becomes the owner of any Trademark, Patent or Copyright registrations or applications for Trademark, Patent or Copyright registration used in the United States or any State thereof, political subdivision thereof or in any other country, the provisions of Section 2.10

Term Loan and Security Agreement
hereof shall automatically apply thereto. Upon the request of Agent, the Credit Parties shall promptly execute and deliver to Agent any and all assignments, agreements, instruments, documents and such other papers as may be requested by Agent in its Permitted Discretion to evidence the security interest in and collateral assignment of such Trademark, Patent or Copyright, as the case may be, in favor of Agent (for the benefit of the Lenders). The Credit Parties shall: (i) prosecute diligently any Trademark, Patent or Copyright application that is required for the Credit Parties to conduct their Business; (ii) make application for registration or issuance of all new Trademarks, Patents and Copyrights as reasonably deemed appropriate by the Credit Parties; (iii) preserve and maintain all rights in the Intellectual Property that is required for the Credit Parties to conduct their Business; and (iv) use their best efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to such Intellectual Property. The Credit Parties shall not abandon any material right to file a Trademark, Patent or Copyright application nor shall the Credit Parties abandon any material pending Trademark, Patent or Copyright application, or material Trademark, Patent or Copyright without the prior written consent of Agent.

            (c) Without limiting the generality of the foregoing and except as otherwise approved in writing by Agent, (i) each Credit Party shall guaranty the Obligations of Borrower and each Credit Party shall and shall cause each of its Subsidiaries (excluding EGUK and Easy Gardener Trust) to grant to Agent, for the benefit of itself and Lenders, a security interest in all of such Subsidiary's property to secure such guaranty, (ii) the Credit Parties shall cause any Person who holds any direct or indirect ownership interests and other equity interests in Borrower to pledge such ownership interests to the Agent as a first priority interest without prior liens, for the benefit of itself and Lenders, to secure the Obligations, and (iii) each Credit Party shall pledge the stock and other equity interest and securities of each of its Subsidiaries to Agent, for the benefit of itself and Lenders, to secure the Obligations; provided, that the Borrower shall only be required to pledge sixty-six and two thirds percent (66-2/3%) of its ownership interests in EGUK. In furtherance thereof, each Credit Party shall execute a Joinder Agreement and become a party to such of the Loan Documents, including this Agreement, as Agent shall determine.

      6.13 Taxes and Other Charges

            All payments and reimbursements to Agent, for its own account and/or for the benefit of Lenders, made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on each Lender's net income. If any Credit Party shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Agent, for its own account and/or for the benefit of Lenders, then the sum payable to Agent, for its own account and/or for the benefit of Lenders, shall be increased as may be necessary so that, after making all required deductions, each Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing or funding of the Loans (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority: (i) subjects Agent or such Lender to any tax,

Term Loan and Security Agreement
levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent, for its own account and/or for the benefit of Lenders, of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent and/or each Lender), or (ii) imposes on Agent or Lenders any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Agent or Lenders of making or continuing or maintaining any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, the Credit Parties shall promptly pay to Agent, for its own account and/or for the benefit of Lenders, any additional amounts necessary to compensate Agent and each Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Agent and/or such Lender. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section 6.13 it shall promptly notify the Credit Parties of the event by reason of which Agent or such Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.13 submitted by Agent or such Lender to the Credit Parties shall, absent manifest error, be final, conclusive and binding for all purposes. Notwithstanding anything in this Section 6.13 to the contrary, the Credit Parties shall only be obligated to compensate the Agent or such Lender, as applicable, for any amounts arising under this Section 6.13 if the notification to the Credit Parties occurs within one hundred and eighty (180) days of Agent or such Lender obtaining knowledge thereof.

      6.14 Board Meetings; Board of Directors

            (a) Each Credit Party shall provide written notice of each regular meeting of such Person's Board of Directors, as applicable, and any committee or subcommittee thereof, at least thirty (30) days in advance of such meeting and, as soon as practicable (but not less than five (5) Business Days prior), written or telephonic notice of each special meeting of such Person's Board of Directors and any committee or subcommittee thereof. In addition, each Credit Party will as soon as practicable, send, and shall cause each of its Subsidiaries to send, Agent copies of all reports and materials provided to members of its respective Board of Directors at meetings or otherwise.

            (b) The Credit Parties' Board of Directors taken as a whole shall meet at least once per fiscal quarter.

            (c) Agent may designate an observer, without voting rights, who will be entitled to attend not more than one (1) meeting of each Credit Party and each of their respective Subsidiaries' Board of Directors (including committees) and stockholders per fiscal quarter. Any observer designated by Agent shall be entitled to notice of all meetings of the Credit Parties' and each of their respective Subsidiaries' Boards of Directors (including committee meetings) and to information provided to the directors of each such Person. Such observer shall receive reimbursement for reasonable out-of-pocket expenses from the Credit Parties and/or their respective Subsidiaries incurred in connection with attendance at such Boards of Directors, committee and stockholder meetings.

            (d) All rights of Agent under this Section 6.14 shall be exercised by Agent.

Term Loan and Security Agreement

VII. NEGATIVE COVENANTS

            Each Credit Party, as applicable, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this
Agreement:

      7.1 Financial Covenants

            (a) The Borrower shall not violate, and the Borrower shall fully comply with, the financial covenants set forth in Part A of Annex I to this Agreement, which annex is incorporated herein and made a part hereof.

            (b) Upon the occurrence of a Recalculation Event, the Borrower shall
(i) notify the Agent immediately of such Recalculation Event, setting forth a description of such Recalculation Event, and (ii) contemporaneously with delivery of the notice set forth in Section 7.1(b)(i), a re-calculation, in form and substance satisfactory to the Agent, showing compliance with the financial covenants and ECF Threshold set forth in Annex I to this Agreement (taking into account the loss of cost or tax savings, as applicable) for the most recently ended twelve month period as if such Recalculation Event occurred at the beginning of such twelve (12) month period.

      7.2 Indebtedness

            No Credit Party shall create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, "Permitted Indebtedness"): (a) Indebtedness under the Loan Documents, (b) the Foothill Loans, provided that the aggregate principal amount thereof outstanding at any time shall not exceed $27,500,000, (c) the Subordinated Debentures, (d) Subordinated Debt provided the aggregate amount of such Subordinated Debt outstanding at any one time shall not exceed $10,000,000, (e) the Subordinated Seller Note, (f) any Indebtedness set forth on Schedule 7.2 and replacements thereof, (g) Capitalized Lease Obligations incurred after the Closing Date provided the aggregate amount outstanding at any one time shall not exceed $50,000, (h) Indebtedness incurred after the Closing Date pursuant to purchase money Liens permitted by Section 7.3(f); provided, that the aggregate amount thereof outstanding at any time shall not exceed $50,000, (i) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than seventy-five (75) calendar days from the billing date or forty-five (45) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and (j) unsecured Indebtedness owed by any Credit Party to any other Credit Party evidenced by an Instrument pledged to the Agent on behalf of the Lenders as additional Collateral hereunder and upon which the Agent has a first priority, perfected security interest (subject only to Priority Permitted Liens). No Credit Party shall make prepayments on any existing or future Indebtedness to any Person other than to Agent, for its own account and/or for the benefit of Lenders, or to the extent specifically permitted by this Agreement or the applicable Subordination Agreement.

Term Loan and Security Agreement

      7.3 Liens

            No Credit Party shall create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"): (a) Liens under the Loan Documents or otherwise arising in favor of Agent, for the benefit of itself and Lenders, (b) Liens arising under the Foothill Loans, (c) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP, (d) (i) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Agent in its Permitted Discretion), and of carriers, warehousemen, mechanics and/or materialmen, and
(ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP, (e) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, (f) purchase money Liens (i) securing Indebtedness permitted under Section 7.2(h), or (ii) in connection with the purchase by such Person of equipment in the normal course of business; provided, that such payables, Indebtedness and amounts shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (g) Liens necessary and desirable for the operation of such Person's business, provided, that with respect to this clause (g) Agent has consented to such Liens in writing before their creation and existence, the priority of such Liens and the debt secured thereby are both subject and subordinate in right of repayment, liens, security and remedies and in all other respects to the Liens securing the Collateral and to the Obligations and all of the rights and remedies of Agent and each Lender, all in form and substance satisfactory to Agent in its sole discretion, (h) Liens on the property of any Credit Party securing obligations owed to the Borrower, and (i) Liens disclosed on Schedule
7.3 as of the Closing Date.

      7.4 Investments; Investment Property; New Facilities or Collateral; Subsidiaries

            No Credit Party, directly or indirectly, shall (a) merge with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, (b) purchase, own, hold, invest in or otherwise acquire any Investment Property (except those set forth on Schedule
5.3 as of the Closing Date and Cash Equivalents with respect to which Agent, for itself and the benefit of the Lenders, has a perfected, first priority Lien in form and substance satisfactory to Agent in its Permitted Discretion), or (c) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than (i) those created by the Loan Documents, (ii) Permitted Indebtedness described in Section 7.2 or set forth on Schedule 7.2, (iii) trade credit extended in the ordinary course of business, (iv) advances for

Term Loan and Security Agreement
business travel, relocation expenses and similar advances made in the ordinary course of business to officers, directors, employees, and consultants, (v) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business), and (vi) unsecured loans and advances between the Credit Parties evidenced by Instruments pledged to the Agent on behalf of the Lenders as additional Collateral hereunder and upon which the Agent has a first priority, perfected security interest (subject only to Priority Permitted Liens). No Credit Party, directly or indirectly, shall purchase, lease, own, operate, hold, invest in or otherwise acquire (A) any property or asset or any Collateral that is located outside of the continental United States other than EGUK and its assets and investments in or advances to EGUK in an amount not to exceed $150,000 in the aggregate during any fiscal year and immaterial amounts of packaging material located in Shanghai, China and in San Luis Patosi, Mexico, or (B) any Collateral that is located at locations other than those set forth on Schedule 5.18B, unless such Credit Party shall provide to Agent at least thirty (30) Business Days prior written notice. No Credit Party shall have any Subsidiaries other than (i) the Subsidiaries listed on Schedule 5.3 or (ii) such Subsidiaries which execute a Joinder Agreement and become a party to such Loan Documents as Agent shall determine in its Permitted Discretion, and such other documents as may be necessary to comply with the terms hereof, including but not limited to, Section 6.12(c) hereof.

      7.5 Dividends; Redemptions; Equity

            Notwithstanding any provision of any Loan Document, no Credit Party shall (a) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or ownership interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock), (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that such Credit Party may redeem its capital stock from terminated employees, non-employee directors and consultants pursuant to, but only to the extent required under, the terms of the related employment or other compensation-related agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), (c) otherwise make any payments, dividends or Distributions to any stockholder, director, member, partner or other equity owner in such Person's capacity as such (other than payments or Distributions from Guarantor to Borrower), (d) make any payment of any management or related similar fee to any Person, or (e) issue, sell or create any capital stock or other equity securities other than Permitted Securities. Notwithstanding the foregoing, so long as Borrower is treated as a partnership for tax purposes, Borrower may make cash distributions ("Tax Distributions") to each of its partners from time to time in accordance with Section 5.1 of the Borrower Limited Partnership Agreement as in effect on the Closing Date in amounts not exceeding the amount of income taxes deemed payable by its partners with respect to the net income of Borrower (taking into account losses of Borrower from prior periods utilized in calculating such amount of income taxes to be paid or actually paid by such partners). If the aggregate Tax Distributions paid to any such partner with respect to any year paid on or prior to the date of filing of Borrower's federal income tax return for such year exceeds the amount permitted to be paid to such partner hereunder, an Event of Default shall occur if Borrower does not receive a capital contribution equal to such excess within thirty (30) days of the receipt of notice of such partner of such excess. If the amounts included in taxable income of Borrower for any year are decreased as a

Term Loan and Security Agreement
result of an audit, amended return or otherwise, and the amount of Tax Distributions paid with respect to such year exceed the amount of Tax Distributions that would have been permitted with respect to such year based upon such reduced taxable income of Borrower, an Event of Default shall occur if Borrower does not receive a capital contribution equal to such excess within thirty (30) days after the earliest to occur of (i) a final determination by the Internal Revenue Service establishing Borrower's taxable income for such year,
(ii) the date an amended return is filed and (iii) with respect to any such partner, the date of receipt by such partner of a tax refund attributable to such excess Tax Distribution received by such partner.

      7.6 Transactions with Affiliates

            Notwithstanding any provision of any Loan Document, no Credit Party shall enter into or consummate any transaction of any kind with any of its Affiliates (other than another Credit Party) other than: (a) salary, bonus, employee stock option and other compensation and employment arrangements with directors or employees in the ordinary course of business; provided, that no payments of any bonus, compensation or remuneration or otherwise (except normal salaries and bonuses consistent with past practices) shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (b) distributions and dividends permitted pursuant to Section 7.5, (c) transactions with Agent or any Affiliate of Agent, or (d) other transactions and payments under and pursuant to agreements or other arrangements entered into by and between a Credit Party and one or more of its Affiliates or a holder or holders of the Existing Warrant that both (i) reflect and constitute transactions and payments on overall terms at least as favorable to such Credit Party as would be the case in an arm's length transaction between unrelated parties of equal bargaining power, and (ii) if Agent requests, are subject to such subordination terms and conditions as determined by Agent in its Permitted Discretion; provided, that notwithstanding the foregoing or any provision of any Loan Document, no Credit Party shall (A) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its Affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such Affiliate (other than another Credit Party), (B) notwithstanding Section 7.6(A) hereof, make any payment to any of its Affiliates in excess of $10,000 individually or $50,000 in the aggregate without the prior written consent of Agent (other than payments pursuant to transactions permitted under clauses (a), (b) or (d) of this Section 7.6) or (C) notwithstanding Sections 7.6(A) and 7.6(B) hereof, enter into or consummate any transaction or agreement with respect to intercompany receivables, including any cash advances or transfers of inventory, with EGUK, having an aggregate net dollar value at any time outstanding in excess of $3,300,000 less any amounts advanced to EGUK pursuant to Section 7.4(A) except on terms and conditions satisfactory to the Agent. Notwithstanding any other provision of any Loan Document, no Credit Party shall enter into, make, take or do any transaction, payment or action permitted under
Section 7.6 or make any payment to an Affiliate if a Default or Event of Default has occurred and remains in effect or would be caused by or result therefrom (other than payments specifically permitted under clause (a) of this Section 7.6).

Term Loan and Security Agreement

      7.7 Charter Documents; Fiscal Year; Dissolution; Use of Proceeds; Insurance Policies; Disposition of Collateral; Taxes; Trade Names

            No Credit Party shall (a) amend, modify, restate or change its certificate of incorporation or bylaws or partnership agreement or operating agreement or similar charter documents in a manner that would be materially adverse to Agent or any Lender, as determined by the Administrative Agent in its Permitted Discretion, (b) change its state of organization or change its corporate name without thirty (30) Business Days prior written notice to Agent,
(c) change its fiscal year, (d) amend, alter or suspend or terminate or make provisional in any material way, any Permit the suspension, amendment, alteration or termination of which could reasonably be expected to be, have or result in a Material Adverse Effect without the prior written consent of Agent, which consent shall not be unreasonably withheld, (e) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, (f) use any proceeds of any Loans for "purchasing" or "carrying" "margin stock" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System for any use not contemplated or permitted by this Agreement, (g) amend, modify, restate or change any insurance policy in any material respect (including, without limitation, any material increase in the amount of any deductibles payable by the Credit Parties under any such insurance policy or any material change in the coverage, coverage amount, beneficiaries, loss payees and/or additional insureds), (h) sell, lease, transfer, pledge, assign or otherwise dispose of any Collateral or any interest therein (except as permitted under this Agreement), (i) engage, directly or indirectly, in any business other than the Business, (j) change its federal tax employer identification number or establish new or additional trade names without providing not less than thirty
(30) days advance written notice to Agent, or (k) revoke, alter or amend any Tax Information Authorization (on IRS Form 8821 or otherwise) given to Agent.

            Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, neither the general partner nor any limited partner (other than Central Garden) of the Borrower shall (i) engage in any business or other activities, or enter into or execute any business transaction,
(ii) own any material asset, assets or property, other than its respective equity interests in Borrower and general intangibles resulting from the Loan Documents, (iii) incur any Indebtedness or Contingent Obligations (other than Indebtedness and Contingent Obligations arising from the Loan Documents to which they are a party and, with respect to the general partner of the Borrower, Indebtedness or Contingent Obligations by operation of law due to its status as the general partner of the Borrower), or (iv) grant any Liens in any of its Property (other than Liens granted to Agent, for the benefit of itself and Lender, under the Loan Documents and Permitted Liens).

      7.8 Transfer of Assets

            (a) No Credit Party shall sell, lease, transfer, pledge, assign or otherwise dispose of any Collateral or any interest therein, or agree to do any of the foregoing, except that:

                  (i) any Credit Party may lease (other than by a sale-leaseback transaction) as lessee real or personal property or surrender all or a portion of a lease of the same, in each case in the ordinary course of business (so long as such lease does not create or result in and is not otherwise a Capitalized Lease Obligation prohibited under this Agreement), provided

Term Loan and Security Agreement
that such Landlord Waivers and Consents as are required by Agent in its Permitted Discretion are signed and delivered to Agent with respect to any lease of real property;

                  (ii) any Credit Party may sell obsolete, worn out or replaced equipment or excess equipment no longer needed in the ordinary course of business;

                  (iii) any Credit Party may sell Inventory in the ordinary course of business;

                  (iv) any Credit Party may sell material assets or properties only so long as the Borrower complies with the mandatory prepayment provisions of Section 2.7 in connection therewith; and

                  (v) any Credit Party may transfer assets to the Borrower.

            (b) The Credit Parties shall not transfer any material Collateral, whether in one transaction or a series of transactions, to any location for which a Landlord Waiver and Consent has not been obtained.

      7.9 Contingent Obligations and Risks

            No Credit Party shall enter into any Contingent Obligations or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than any other Credit Party); provided, however, that nothing contained in this Section 7.9 shall prohibit any Credit Party from endorsing checks in the ordinary course of its business. No Credit Party shall assume or become subject to any risks or liabilities other than those relating to its respective Business.

      7.10 Truth of Statements

            No Credit Party shall furnish to Agent or any Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

      7.11 Payment on Subordinated Debt

            Except to the extent permitted pursuant to applicable Subordination Agreements, no Credit Party shall (a) make any payment of any part or all of any Subordinated Debt, including, without limitation, any prepayments, (b) repurchase, redeem, prepay or retire any instrument evidencing any such Subordinated Debt prior to maturity, or (c) enter into any agreement (oral or written) which could in any way be construed to amend, modify or alter in a manner adverse to Agent or any Lender, as determined by Agent in its Permitted Discretion, or to terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt; provided, that the Borrower may make regularly scheduled payments of interest on account of the Subordinated Debentures so long as no PIK Event shall have occurred and remain in existence pursuant to the terms hereof. From the Closing Date through October __, 2006, a Makewell Investment may be made in order to meet the applicable ECF Threshold within fifteen (15) days from the date required under Section 6.1(a) for the delivery of quarterly

Term Loan and Security Agreement
or annual financial statements or the delivery of the notice under Section 7.1(b), as applicable. Upon the occurrence of a PIK Event, the Borrower may not make regularly scheduled payments of interest on account of the Subordinated Debentures until such time as the Borrower has been in compliance with the terms and conditions of this Agreement for two (2) consecutive fiscal quarters and the Borrower has delivered to the Agent calculations (in form and substance satisfactory to the Agent in its Permitted Discretion) showing pro forma compliance with the applicable ECF Threshold herein calculated assuming interest on the Subordinated Debentures was paid in cash. In addition to the foregoing, for any period in which the Borrower is otherwise permitted to make payments of interest on the Subordinated Debentures, the Borrower may make payments of any deferred interest on the Subordinated Debentures so long as (1) such payment would not result in a violation of financial covenants or the applicable ECF Threshold on a pro forma basis (including any liquidity restriction in the agreements relating to the Foothill Loans) and (2) the difference between (x) Excess Cash Flow (calculated for the immediately preceding twelve (12) calendar months) and (y) the amount of deferred interest payments, is positive.

      7.12 Modifications of Agreements

            No Credit Party shall make, or agree to make, any modification, amendment or waiver of any of the terms or provisions of, and will not fail to enforce or diligently pursue its remedies under, and any and all documents and/or certificates executed in connection with the Subordinated Debt, in each case as and from in existence on the Closing Date, in a manner adverse to Agent or any Lender as determined by Agent in its Permitted Discretion.

      7.13 Negative Pledge

            (a) Except for Permitted Liens of type described in clauses (b),
(c), (d), (f), (g) and (h) of Section 7.3 hereof, no Credit Party shall pledge or grant a Lien on any real property which it owns at any time to any Person other than Agent for itself and the benefit of Lenders.

            (b) Except for Permitted Liens, no Credit Party shall pledge or grant a Lien on any motor vehicles which it owns at any time to any Person other than Agent for itself and the benefit of Lenders.

VIII. EVENTS OF DEFAULT

            The occurrence of any one or more of the following shall constitute an "Event of Default":

            (a) The Credit Parties shall fail to pay any amount on the Obligations or provided for in any Loan Document within four (4) days of the date when due (in all cases, whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

            (b) any representation, statement or warranty made or deemed made by any Credit Party in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on

Term Loan and Security Agreement
the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect) except those made as of a specific date;

            (c) any Credit Party or other party thereto, other than Agent or any Lender, shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, or any event of default occurs under, any Loan Document and such violation, breach, default, event of default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.3(b), (f), (g) and (h), 6.8(c), 6.9 and 6.11 for which there shall be no cure period and Section 6.2 for which there shall be a cure period to the extent indicated in subsection (a) above), there shall be a thirty (30) calendar day cure period (other than Section 6.1 for which there shall be a five (5) calendar day cure period) commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should reasonably have known or been aware, of such failure, violation, breach or default.

            (d) (i) any of the Loan Documents ceases to be binding and enforceable, or (ii) any Lien created thereunder ceases to constitute a valid first priority (other than with respect to property or assets covered by Priority Permitted Liens) perfected Lien on the Collateral in accordance with the terms thereof, or Agent, for the benefit of itself and Lenders, ceases to have a valid perfected first priority security interest in (subject to Priority Permitted Liens) any of the Collateral or any securities pledged to Agent, for the benefit of itself and Lenders, pursuant to the Security Documents;

            (e) (i) one or more judgments or decrees is rendered against any Credit Party in an amount in excess of $250,000 individually or $500,000 in the aggregate (excluding judgments to the extent covered by insurance of such Person), which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

            (f) (i) any default or breach occurs, which is not cured within any applicable grace period or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of any Credit Party in excess of $100,000 individually or $250,000 in the aggregate, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Credit Party is a party or to which any of their properties or assets are subject or bound (1) that is a material (as determined by Agent in its Permitted Discretion) agreement of such Credit Party and such default or breach continues for more than any applicable grace period or permits the other party thereto to terminate such agreement, setoff any amounts or otherwise reduce or limit any amounts owed by such other party thereunder, (2) under or pursuant to which any Indebtedness in excess of $100,000 individually or $250,000 in the aggregate was issued, created, assumed, guaranteed or secured and such default or breach continues for more than any applicable grace period or permits the holder of any such Indebtedness to accelerate the maturity thereof, or (3) that is between any Credit Party and Agent or any Lender or Affiliate of Agent or any Lender (other than the Loan Documents), (ii) any Indebtedness of any Credit Party in excess of $100,000 individually or $250,000 in the aggregate is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any

Term Loan and Security Agreement
obligation of such Person for the payment of Indebtedness in excess of $100,000 individually or $250,000 in the aggregate (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs any event which would cause any such obligation to become, or allow any such obligation to be declared, due and payable, or (iii) an Event of Default has occurred and is continuing under the Subordinated Debentures (for the avoidance of doubt, non-payment of interest under the Subordinated Debentures when the Borrower has elected to pay such interest in-kind pursuant to the terms of the related Junior Subordinated Indenture shall not constitute an Event of Default);

            (g) any Credit Party shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or shall otherwise be dissolved or liquidated, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

            (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) shall approve a petition filed against any Credit Party seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Credit Party or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Credit Party any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which any Credit Party takes any action to indicate its approval of or consent;

            (i) (i) any Change of Control occurs or (ii) any Material Adverse Effect or Material Adverse Change occurs;

            (j) Agent or any Lender receives any indication or evidence that any Credit Party may have directly or indirectly been engaged in any type of activity which, in Agent's Permitted Discretion, might reasonably result in forfeiture of any material (as determined by Agent in its Permitted Discretion) Collateral to any Governmental Authority which shall have continued unremedied for a period of twenty (20) calendar days after written notice from Agent;

            (k) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral occurs that exceeds $250,000 in the aggregate;

            (l) any Credit Party or any of its directors or senior officers is criminally indicted or convicted of or under (a) a felony, or (b) any law that could lead to a forfeiture of any material (as determined by Agent in its Permitted Discretion) Collateral;

Term Loan and Security Agreement

            (m) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against any Credit Party or any of its or their material property or assets or against any of the Collateral, in each case which is/are not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed; or

            (n) any Credit Party, as applicable, does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII or otherwise prohibited by any Loan Document (subject to any cure periods set forth therein);

then, and in any such event, notwithstanding any other provision of any Loan Document (I) Agent may (and at the request of Requisite Lenders, shall), by notice to the Borrower (i) terminate Lenders' obligations hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any of the Loans and/or Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g), or (h) (other than an Event of Default under Section 8(g) or (h) with respect to any Guarantor), in which event all of the foregoing shall automatically and without further act by Agent or any Lender be due and payable and Lenders obligations hereunder shall terminate; provided, that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(d), there shall be a five (5) Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing)), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Credit Parties, and (II) effective immediately upon Receipt of notice from Agent (unless specifically prohibited and provided for in Article VII, in which case effective immediately upon an Event of Default without any action of Agent or Lenders), no action permitted to be taken under Article VII hereof may be taken.

IX. RIGHTS AND REMEDIES AFTER DEFAULT

      9.1 Rights and Remedies

            (a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Agent shall have the right to (and at the request of Requisite Lenders, shall) exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Credit Party held by Agent, for the benefit of Lenders, or Lenders to reduce the Obligations, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Credit Party, as applicable, might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises

Term Loan and Security Agreement
without any liability for rent, storage, utilities, or other sums, and no Credit Party shall resist or interfere with such action, (vii) at the Borrower's expense, require that all or any part of the Collateral be assembled and made available to Agent at any place designated by Agent in its Permitted Discretion, and/or (viii) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Agent, in its Permitted Discretion, shall have the right, at any time that any Credit Party fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of the Obligations; (iii) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document unless such Credit Party is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance, repair and/or preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral, and such payments by Agent shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.

            (b) The Credit Parties agree that notice received by any of them at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to the Credit Parties. At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by any Credit Party which right is hereby waived and released. The Credit Parties jointly and severally covenant and agree not to, and not to permit or cause any of their Subsidiaries to, interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral. In dealing with or disposing of the Collateral or any part thereof, Agent and Lenders shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

      9.2 Application of Proceeds

            In addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder upon the occurrence and continuation of an Event of Default shall be applied in the following order of priority: (i) first, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting the Credit Parties' business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent or Lenders may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith);
(ii) second, to the payment of all Obligations in such

Term Loan and Security Agreement
order as determined by Agent in its sole discretion; (iii) third, to the satisfaction of indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Agent, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Agent and Lenders need not address their claims; and (iv) fourth, to the payment of any surplus then remaining to the Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that the Credit Parties shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this Section (other than Section 9.2(iii) to the extent the Obligations have been indefeasibly paid in full in cash).

      9.3 Rights to Appoint Receiver

            Without limiting and in addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Agent and Lenders shall have the right to apply for the appointment of a receiver by a court of competent jurisdiction in any action taken by Agent to enforce its and Lenders' rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of the Credit Parties and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

      9.4 Blocked Accounts

            Without limiting any other provision of any Loan Document and in addition to any other rights, options and remedies, Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of any Event of Default, Agent shall have the right to require that all amounts in all Deposit Accounts of any Credit Party and that all cash payments received by such Credit Party is paid and delivered directly into a blocked account under the sole dominion and control of Agent and that all such amounts are immediately transferred into a depository account or accounts maintained by Agent or an Affiliate of Agent at such bank as Agent may determine in its sole discretion.

      9.5 Rights and Remedies not Exclusive

            Agent shall have the right in its sole discretion to determine which rights, Liens and/or remedies Agent or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Agent's or Lenders' rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

Term Loan and Security Agreement

X. WAIVERS AND JUDICIAL PROCEEDINGS

      10.1 Waivers

            Except as expressly provided for herein, each Credit Party hereby waives set off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Each Credit Party hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit of itself and Lenders, in and to, any Collateral.

      10.2 Delay; No Waiver of Defaults

            No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent's or Lenders' part in enforcing any such provision shall affect the liability of any Credit Party or operate as a waiver of such provision or affect the liability of any Credit Party or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or funding the Loans, neither Agent nor any Lender waives any breach of any representation or warranty of under any Loan Document, and all of Agent's and Lenders' claims and rights resulting from any such breach or misrepresentation are specifically reserved.

      10.3 Jury Waiver

            EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

      10.4 Amendment and Waivers

            (a) Except as otherwise provided herein, no amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by the Credit Parties therefrom, shall in any event be effective unless the same

Term Loan and Security Agreement
shall be in writing and signed by Requisite Lenders, Agent and the Credit Parties; provided, that no amendment, modification, termination, or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following and that the agreement of the Credit Parties shall not be required for any amendment, modification, termination, or waiver that does any of the following (other than item (vi) below to the extent adverse to the Credit Parties and unless any of the following would increase any commitment fee owing by the Borrower): (i) increase the Commitment of any individual Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan;
(iii) extend the scheduled due date, or reduce the amount due on any scheduled due date, of any installment of principal, interest, or fees payable with respect to any Loan, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders) or alter, as between or among the Lenders, the amount payable to each hereunder; (v) except as otherwise permitted herein (including, without limitation, under Section 7.8 hereof) or in the other Loan Documents, release any Guaranty or release any of the Collateral which has an aggregate value in excess of $500,000 (which action shall be deemed to directly affect all Lenders) (provided, that consent to such release shall not be required if such release is made after and during the continuance of an Event of Default in connection with the sale or disposition of the Collateral by Agent);
(vi) amend, modify or waive this Section 10.4 or the definitions of the terms used in this Section 10.4 insofar as the definitions affect the substance of this Section 10.4 (which action shall be deemed to directly affect all Lenders);
(vii) consent to the assignment or other transfer by any Credit Party or any other party (other than Agent or any Lender) to any Loan Documents of any of their rights and obligations under any Loan Document; and, provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required herein above to take such action.

            (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent, for the benefit of itself and the benefit of Lenders, to take additional Collateral pursuant to any Loan Document.

            (c) Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.4 shall be binding upon Agent, each Lender and the Credit Parties.

XI. EFFECTIVE DATE AND TERMINATION

      11.1 Effectiveness and Termination

            Subject to Agent's and Lenders rights to accelerate the Loans upon or after any Event of Default, this Agreement shall continue in full force and effect until the Maturity Date, unless terminated sooner as provided in this
Section 11.1. The Credit Parties may not terminate this Agreement or any Loan without terminating the entire Agreement and all Loans. The Borrower may terminate this Agreement at any time upon not less than thirty (30) calendar days' prior written notice to Agent and upon full performance and indefeasible payment in full in cash

Term Loan and Security Agreement
of all Obligations on or prior to such 30th calendar day after Receipt by Agent of such written notice. All of the Obligations shall be immediately due and payable upon the earlier of the Maturity Date or any such termination on the Maturity Date or the termination date stated in any notice of termination, as applicable (the "Termination Date"); provided, that, notwithstanding any other provision of any Loan Document, a Termination Date voluntarily caused by the Borrower shall be effective no earlier than the first Business Day of the month following the expiration of the thirty (30) calendar days' prior written notice period. Notwithstanding the foregoing, any termination notice by the Borrower pursuant to this Section 11.1 shall be revocable; provided, that any revocation shall be by written notice by the Borrower to Agent and to the extent the Borrower wishes to terminate this Agreement after any such revocation it shall do so only in compliance with the time periods and other requirements of this
Section 11.1 (i.e., once a termination notice is revoked, any subsequent termination notice shall be subject to the full advance notice and effectiveness requirements of this Section 11.1). Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect any Lender's or Agent's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full. The Liens granted to Agent, for the benefit of itself and Lenders, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Agent and Lenders shall continue in full force and effect notwithstanding the fact that the Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.

      11.2 Survival

            All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by the Borrower or any Guarantor in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making and funding of the Loans and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.2, 3.4, 6.13, 10.1, 10.3, 11.1, 11.2, 13.3, 13.4, 13.7, 13.9, 13.10 and 13.11 and Article XII shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII. AGENCY PROVISIONS

      12.1 Agent

            (a) Appointment. Each Lender hereby designates and appoints CapitalSource as the administrative agent, payment agent and collateral agent, under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes CapitalSource, as the administrative agent, payment agent and collateral agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the conditions contained in this Article XII. The provisions of this Article XII are solely for the benefit of Agent and Lenders, and the Credit Parties shall have no rights as a third-party beneficiary of any of the provisions of this Article XII other than the second sentence of Section

Term Loan and Security Agreement

12.1(h)(iii). Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

            (b) Nature of Duties. In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders and its duties are administrative in nature and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or the Credit Parties. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Except for information, notices, reports, and other documents expressly required to be furnished to Lenders by the Agent hereunder or given to the Agent for the account of or with copies for Lenders, each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender. Agent shall promptly notify (in writing) each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

            (c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, managers, members, equity owners, employees or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith. Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder, and Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by the Credit Parties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Credit Parties. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any

Term Loan and Security Agreement
liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees or agents to any personal liability unless Agent receives an indemnification reasonably satisfactory to it from Lenders with respect to such action.

            (d) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

            (e) Indemnification. Each Lender, severally and not (i) jointly or
(ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Agent and its officers, directors, managers, members, equity owners, employees and agents (to the extent not reimbursed by the Credit Parties), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this Article XII shall survive the payment in full of the Obligations and the termination of this Agreement.

            (f) CapitalSource Individually. With respect to the Loans made by it, and the Notes issued to it, CapitalSource shall have and may exercise the same rights and powers hereunder and under the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and the other Loan Documents as any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CapitalSource in its individual capacity as a Lender or one of the Requisite Lenders. CapitalSource may lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Subsidiary or Affiliates of any Credit Party as if it were not acting as Agent pursuant hereto.

Term Loan and Security Agreement

            (g) Successor Agent.

                  (i) Resignation. Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) days' prior written notice to the Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.

                  (ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (g)(i) above, Requisite Lenders shall appoint a successor Agent reasonably acceptable to the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned. If a successor Agent shall not have been so appointed within said thirty (30) day period, the retiring Agent, upon notice to the Borrower, may, on behalf of Lenders, then appoint a successor Agent reasonably acceptable to the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned, who shall serve as Agent until such time, as Requisite Lenders, appoint a successor Agent as provided above. If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) day period, the resignation shall become effective and Requisite Lenders shall thereafter perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                  (iii) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and, upon the earlier of such acceptance or the effective date of the retiring Agent's resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, except that any indemnity rights or other rights in favor of such retiring Agent shall continue. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

            (h) Collateral Matters.

                  (i) Collateral. Each Lender agrees that any action taken by the Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and the Agent. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Credit Parties or any of their Subsidiaries; (iii) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral;
(v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and

Term Loan and Security Agreement

Liens created or purported to be created by the Loan Documents relating to the Collateral, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (ii) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent for the benefit of Lenders upon any property covered by the Loan Documents (A) upon termination of this Agreement and payment and satisfaction in full of all Obligations; (B) constituting property being sold or disposed of if the Credit Parties certify to Agent that the sale or disposition is made in compliance with the provisions of the Loan Documents (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (C) constituting property leased to any Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended.

                  (iii) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 12.1(h)(i) and (ii)), each Lender agrees to confirm in writing, upon request by the Credit Parties, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under Section 12.1(h)(ii). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by the Credit Parties, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty (other than that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person's own acts), and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties or any Subsidiary of the Credit Parties, in respect of), all interests retained by the Credit Parties or any Subsidiary of the Credit Parties, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                  (iv) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by the Credit Parties or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 12.1(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission, or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in

Term Loan and Security Agreement
property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account. Notwithstanding the foregoing, Agent shall be liable with respect to its own gross negligence or willful misconduct.

            (i) Agency for Perfection. Each Lender hereby appoints Agent as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            (j) Exercise of Remedies. Except as set forth in Section 12.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

      12.2 Consents

            (a) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent so long as such request contained a notice stating that such failure to respond within five (5) Business Days would be deemed to be a consent by such Lender.

            (b) In the event Agent requests the consent of a Lender in a situation where such Lender's consent would be required and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Loans to Agent for a price equal to the then outstanding principal amount thereof due such Lender plus accrued and unpaid interest (including, without limitation, PIK Interest) and fees due such Lender, which principal, interest and fees will be paid to the Lender when collected from the Borrower. In the event that Agent elects to require any Lender to assign its interest to Agent pursuant to this Section 12.2, Agent will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Agent no later than five (5) calendar days following receipt of such notice.

      12.3 Set Off and Sharing of Payments

            In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Credit Parties at any time or from time to time, to the fullest extent permitted by law, with reasonably prompt subsequent notice to the Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(a) balances (general or special, time or demand, provisional or final) held by such Lender or such holder at any of its offices for the account of the Credit Parties or any of their Subsidiaries (regardless of whether such balances are then due to the Credit Parties or their Subsidiaries), and (b) other

Term Loan and Security Agreement
property at any time held or owing by such Lender or such holder to or for the credit or for the account of the Credit Parties or any of their Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without prior written notice to Agent; provided, however, that the failure to give notice to the Borrower or to any other Person shall not affect the validity of such set-off and application. Any Lender which has exercised its right to set off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of the Loans shall sell) participations in each such other Lender's or holder's Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

      12.4 Settlements; Payments and Information

            (a) Payments; Interest and Fee Payments. On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone or facsimile of the amount of interest and fees charged to and collected from the Borrower for the proceeding month in respect of the applicable Loans. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on Schedule A of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3:00 p.m. (New York City time) on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

            (b) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has

Term Loan and Security Agreement
distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

      12.5 Dissemination of Information

            Upon request by each Lender, the Agent will distribute promptly to such Lender, unless previously provided by any Credit Party to such Lender, copies of all notices, schedules, reports, projections, financial statements, agreements and other material and other information, including, but not limited to, financial and reporting information received from the Credit Parties or their Subsidiaries or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender or as Agent), as provided for in this Agreement and the other Loan Documents as received by Agent. Agent shall not be liable to Lenders for any failure to comply with its obligations under this Section 12.6, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

XIII. MISCELLANEOUS

      13.1 Governing Law; Jurisdiction; Service of Process; Venue

            The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions. Any judicial proceeding against the Credit Parties with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of New York. By execution and delivery of each Loan Document to which it is a party, each Credit Party (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 13.5 hereof, and
(iii) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens. Nothing shall affect the right of Agent or any Lender to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of New York. All parties acknowledge that they participated in the negotiation and drafting of this Agreement with the assistance of counsel and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

      13.2 Successors and Assigns; Assignments and Participations

            (a) Each Lender may at any time sell, transfer or assign all or a portion of its rights and delegate all or a portion of its rights and/or obligations under the Loan Documents (including all its rights and obligations with respect to the Loans, Obligations and/or Collateral) to one or more Persons (a "Transferee"); provided, however, that notwithstanding anything to the contrary in this Section 13.2(a), CapitalSource hereby agrees that so long as any Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) remain

Term Loan and Security Agreement
outstanding and no Event of Default has occurred and is continuing, (x) its aggregate Commitments shall equal at least fifty-one percent (51%) of the total aggregate Commitments and (y) it shall remain as the Agent hereunder. In addition, so long as no Event of Default exists, no Lender shall sell any portion of the Loans to a Competitor. Notwithstanding anything to the contrary in this Agreement (including, without limitation, any limitation set forth in this Section 13.2(a), there shall be no limitation or restriction on CapitalSource's ability to assign, pledge or otherwise transfer any Note, Obligation or Loan Document pursuant to Section 13.2(f)). The Transferee and such assigning Lender shall execute and deliver to Agent a Lender Addition Agreement. Upon such execution, delivery, acceptance and recording of and, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party hereto as a Lender and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations as a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 13.4 and 13.7). The Credit Parties hereby acknowledge and agree that any assignment will give rise to a direct obligation of the Credit Parties to the Transferee and that the Transferee shall be considered to be a "Lender" hereunder. The Credit Parties may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including the Credit Parties' rights, title, interests, remedies, powers, and duties hereunder or thereunder. If applicable, each Lender shall, and shall cause each of its assignees to, provide to the Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form supporting such Lender's or assignee's position that no withholding by any Credit Party or the Agent for United States income tax payable by such Lender or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Internal Revenue Service Form W-8BEN or W-8ECI, or any successor or related forms adopted by the relevant United States taxing authorities.

            (b) In addition to assignments, transfers and/or sales pursuant to
Section 13.2(a), each Lender may at any time sell participations in all or any part of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans, Obligations and/or Collateral) to one or more Persons (each, a "Participant"). In the event of any such sale by a Lender of a participation to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under the Loan Documents and the Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each of the Credit Parties' obligations under the Loan Documents, including the right to consent to any amendment, supplement, modification or waiver of any provision of any of the Loan Documents; provided, that such participation agreement may provide that such Lender will not

Term Loan and Security Agreement
agree, without the consent of the Participant, to any amendment, supplement, modification or waiver of: (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates;
(ii) any extension of the termination date of this Agreement or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of the Loan Documents).

            (c) The Agent shall maintain a copy of each Lender Addition Agreement delivered to it and a written or electronic register (the "Register") for the recordation of the names and addresses of the Lenders and the commitments of, and the principal amounts of the Loans owing to, and the Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, each party hereto shall treat each Person whose name is recorded in the Register as the owner of the Loans, the Notes and the Commitment recorded therein for all purposes of this Agreement. The register shall be available for inspection by the Borrower or any Lender at any reasonably time and from time to time upon reasonable prior notice. Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and a Transferee, the Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. The assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at their own expense, shall, upon the request of the Agent by the assigning Lender or the Transferee, as applicable, execute and deliver to the Agent, within five (5) Business Days of any request, new Notes to reflect the interest held by the assigning Lender and its Transferee.

            (d) Except as otherwise provided in this Section 13.2 no Lender shall, as between the Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning the Credit Parties and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to confidentiality requirements hereunder.

            (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loans owing to it and the Notes held by it and the other Loan Documents and Collateral.

            (f) Notwithstanding anything in the Loan Documents to the contrary,
(i) CapitalSource and its Affiliates shall not be required to execute and deliver a Lender Addition Agreement in connection with any transaction involving its Affiliates, lenders, or financing or funding sources, (ii) no lender to or financing or funding source of CapitalSource or its Affiliates shall be considered a Transferee, (iii) there shall be no limitation or restriction on CapitalSource's ability to assign or otherwise transfer any Loan Document or Obligation to any such Affiliate or lender or financing or funding source, and
(iv) there shall be no limitation or restriction on such Affiliates' or lenders' or financing or funding sources' ability to assign or otherwise transfer any Loan Document or Obligation; provided, however, CapitalSource shall continue to be liable as a "Lender" under the Loan Documents unless such Affiliate or lender

Term Loan and Security Agreement
executes a Lender Addition Agreement and thereby becomes a "Lender". The Credit Parties agree to use commercially reasonable efforts to assist CapitalSource and its Affiliates in assigning or selling participations in all or any part of any Loans in order to consummate any of the transactions contemplated in this
Section 13.2(f).

            (g) The Loan Documents shall inure to the benefit of each Lender, Agent, Transferees, Participants (to the extent expressly provided therein only) and all future holders of the Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons other than Lender and Agent that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Agent. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of the Borrower or any Guarantor. Nothing contained in any Loan Document shall be construed as a delegation to Agent or any Lender of any other Person's duty of performance. THE BORROWER ACKNOWLEDGES AND AGREES THAT AGENT OR ANY LENDER AT ANY TIME AND FROM TIME TO TIME MAY DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES.

      13.3 Application of Payments

            To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent of any Lender and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent or any Lender. Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Agent shall decide in its sole discretion.

      13.4 Indemnity

            The Credit Parties, jointly and severally, shall indemnify Agent and each Lender, their respective Affiliates and managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that a final and nonappealable order of judgment binding on such Indemnified Person of a court of competent jurisdiction determines that any of

Term Loan and Security Agreement
the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Agent agrees to give the Borrower reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this Section 13.4, and Agent may elect (but is not obligated) to direct the defense thereof; provided, that the selection of counsel shall be subject to the Borrower's consent, which consent shall not be unreasonably withheld or delayed, and the Borrower shall be entitled to participate in the defense of any matter for which indemnification may be required under this Section 13.4 and to employ counsel at its own expense to assist in the handling of such matter. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral, subject to the Borrower's prior approval of any settlement, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "Insured Event"), Agent agrees not to exercise its right to select counsel to defend the event if that would cause the Credit Parties' insurer to deny coverage; provided, however, that Agent reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that the Borrower has paid to Agent or any Lender pursuant to the indemnity set forth in this Section 13.4, then Agent and/or Lender shall promptly pay to the Borrower the amount of such recovery. Without limiting any of the foregoing, the Credit Parties, jointly and severally, indemnifies the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing) which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document, Acquisition Document or any agreement, document or transaction contemplated thereby.

      13.5 Notice

            Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this
Section 13.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "Receipt"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or
(iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

Term Loan and Security Agreement

      13.6 Severability; Captions; Counterparts; Facsimile Signatures

            If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

      13.7 Expenses

            The Credit Parties shall pay, whether or not the Closing occurs, all reasonable costs and expenses incurred by Agent, Lenders and/or their Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations or the taking or refraining from taking by Agent or Lender of any action requested by the Credit Parties, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Agent's, for the benefit of itself and Lenders, Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent's and/or Lenders' transactions with the Credit Parties, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, (vii) arising out of or relating to any Default or Event of Default or occurring thereafter or as a result thereof, (viii) in connection with all actions, visits, audits and inspections undertaken by Agent or Lenders or their Affiliates pursuant to the Loan Documents, and/or (ix) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to the Borrower's account and shall be part of the Obligations. If Agent, any Lender or any of their Affiliates uses in-house counsel for any purpose under any Loan Document for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, such Lender or such Affiliate in its sole discretion for the work performed. Without limiting the foregoing, the Credit Parties shall pay all taxes (other than taxes based upon or measured by each Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.

Term Loan and Security Agreement

      13.8 Entire Agreement

            This Agreement and the other Loan Documents to which the Credit Parties are parties constitute the entire agreement between the Credit Parties, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings (including but not limited to the term sheet dated on or about January 22, 2003, if any, relating to the subject matter hereof or thereof). Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by the Credit Parties, Agent and Lenders or Requisite Lenders, as appropriate. Except as set forth in and subject to Section 10.4, no provision of any Loan Document may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by the Credit Parties, Agent and Requisite Lenders; provided, that no consent or agreement by the Credit Parties shall be required to amend, modify, change, restate, waive, supplement, discharge, cancel or terminate any provision of Article XII so long as no additional duties are required to be assumed by the Credit Parties. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof. The schedules attached hereto may be amended or supplemented by the Credit Parties upon delivery to Agent of such amendments or supplements and, except as expressly provided otherwise in this Agreement, the written approval thereof by Agent.

      13.9 Approvals and Duties

            Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is subject of any Loan Document may be granted or withheld by Agent or Lenders, as applicable, in their sole and absolute discretion. Other than Agent's duty of reasonable care with respect to Collateral delivered pursuant to the Pledge Agreements, Agent and Lenders shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

      13.10 Confidentiality and Publicity

            The Credit Parties shall not, and shall not permit any of their Affiliates to, use either Agent's or any Lender's name (or the name of any of Agent's or any Lenders' Affiliates) in connection with any of its business operations, provided, that the Credit Parties may disclose the Lenders' names, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to its shareholders and other equity owners and prospective purchasers of debt or equity securities of the Credit Parties so long as the Credit Parties inform such prospective purchasers of the confidential nature of such information and such Persons agree in writing not to disclose the same to any other Person and to be bound by the confidentiality provisions of this Agreement. Nothing contained in any Loan Document is intended to permit or authorize any Credit Party or any of its Affiliates to contract on behalf of Agent or any Lender.

            For the purposes of this Section 13.10, "Confidential Information" means information delivered to Agent or any Lender (each, a "Recipient") by or on behalf of any Credit

Term Loan and Security Agreement

Party or any of its Subsidiaries or Affiliates in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Recipient as being confidential information of the Credit Party or such Subsidiary or Affiliate; provided that such term does not include information that (a) was publicly known or otherwise known to the Recipient prior to the time of such disclosure, provided that the source of that information was not known by the Recipient to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligations of confidentiality to, the Credit Party or any of its Subsidiaries or Affiliates, (b) subsequently becomes publicly known through no act or omission by the Recipient or any person acting on the Recipient's behalf, (c) otherwise becomes known to the Recipient other than through disclosure by the Credit Parties or any Subsidiary or Affiliate without breach of any obligations to the Credit Parties or any of its Subsidiaries or Affiliates, or (d) constitutes financial statements delivered to a Recipient that are otherwise publicly available. Each Recipient agrees that it will not disclose any of the Confidential Information in any manner whatsoever, except as provided herein, and will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it provided that each Recipient may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, financial, legal and other professional advisors ("Representatives") and its Affiliates, lenders, or financing or funding sources who agree to hold confidential the Confidential Information in accordance with the terms of this Section 13.10 or otherwise or are bound by such Representative's code of professional responsibility, (2) any prospective or potential assignee, transferee or participant of any of its rights or obligations under this Agreement (but in each case only if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.10), (3) any federal or state regulatory authority having jurisdiction over the Recipient, (4) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the Recipient's investment portfolio, or (5) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Recipient, (ii) in response to any subpoena or other legal process, provided that, to the extent permitted by law, the Recipient promptly notifies the Credit Parties thereof,
(iii) in connection with any litigation between the Recipient and any Credit Party or any of its Subsidiaries or Affiliates or (iv) if an Event of Default has occurred and is continuing, to the extent a Recipient may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Loan Documents. Notwithstanding any other provision of this Section 13.10, CapitalSource may, without restriction or limitation, disclose all information it is required to disclose under the agreements with its Representatives and Affiliates (and its Affiliates'), investors, members, managers, shareholders, general or limited partners, directors, lenders, and/or existing or future funding sources, and to their respective advisors and consultants and rating agencies, and none of the foregoing Persons shall be subject to the provisions of this Section 13.10; provided, however, CapitalSource shall continue to be subject to the foregoing as Agent and a Lender hereunder. CapitalSource represents and warrants to Borrower that it has, or will have, and will be responsible for the enforcement of, commercially reasonable confidentiality arrangements with each of the Persons described in the immediately preceding sentence requiring such Persons to maintain the confidentiality of any confidential information of Borrower that is provided to such Persons. Nothing herein shall be construed as granting any rights to any Recipient, by license or

Term Loan and Security Agreement
otherwise, to any Confidential Information. Notwithstanding anything contained herein, it is expressly acknowledged and agreed by Agent and each Lender that Confidential Information will only be delivered or disclosed to the Representatives with a bona fide need to know such information, but only to the extent necessary to evaluate or carry out the transactions contemplated hereby. In the event that a Recipient requests that Confidential Information be disclosed to a Person other than one listed in clauses (1) through (5) above (an "Outside Party"), the applicable Credit Party must approve the identity of the Outside Party and the Recipient shall agree in writing to be bound by the terms set forth in this Section 13.10 before such Confidential Information is made available to the Outside Party. The agreements in this Section 13.10 shall continue in full force and effect and shall survive the termination of this Agreement. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that no party shall be permitted to disclose such tax treatment or tax structure to the extent that such disclosure would constitute a violation of federal or state securities laws. For the purposes of the foregoing sentence, (i) the "tax treatment" of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Thus, for the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any party to a transaction or any sensitive business information (including specific information about the Credit Parties' suppliers, distributors, customers or Affiliates, the Credit Parties' operations or assets, including any proprietary assets, or the results, including the financial results, of the Credit Parties' operations) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

      13.11 Release of Collateral

            Subject to Section 12.3, promptly following full performance and satisfaction and indefeasible payment in full in cash of all Obligations and the termination of this Agreement, the Liens created hereby shall terminate and Agent and Lenders shall execute and deliver such documents, at the Borrower's expense, as are necessary to release Lenders' Liens in the Collateral and shall return the Collateral to the Credit Parties; provided, however, that the parties agree that, notwithstanding any such termination or release or the execution, delivery or filing of any such documents or the return of any Collateral, if and to the extent that any such payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender and the Liens created hereby shall be revived automatically without any action on

Term Loan and Security Agreement
the part of any party hereto and shall continue as if such payment had not been received by Agent or any Lender. Agent and Lenders shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered except that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person's own acts.

      13.12 Senior Debt

            The Obligations are secured by the Security Documents and are intended by the parties hereto to be senior in right of payment to the Subordinated Debentures, the Central Garden Note and the Subordinated Seller Note (subject to the Subordination Agreements, as applicable).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Term Loan and Security Agreement

            IN WITNESS WHEREOF, each of the parties has duly executed this Term Loan and Security Agreement as of the date first written above.

BORROWER:               EASY GARDENER PRODUCTS, LTD., a Texas limited
                        partnership

                        By: E G Product Management, L.L.C.
                        its General Partner

                        By: /s/ Richard Grandy
                            ----------------------
                        Name: Richard Grandy
                              --------------------
                        Title: Manger
                              --------------------
                        3022 Franklin Avenue
                        Waco, Texas 76710
                        Attn: Richard Kurz, Chief Financial Officer
                        Telephone: (254) 753-5353
                        FAX: (254) 753-0468
                        E-MAIL: dickk@easygardener.net


GUARANTORS:             EYAS INTERNATIONAL, INC.

                        By: /s/ Richard Grandy
                            ----------------------
                        Name: Richard Grandy
                             ---------------------
                        Title: President
                              --------------------
                        3022 Franklin Avenue
                        Waco, Texas 76710
                        Attn: Richard Kurz, Chief Financial Officer
                        Telephone: (254) 753-5353
                        FAX: (254) 753-0468
                        E-MAIL: dickk@easygardener.net


                        EG, L.L.C.

                        By: /s/ Richard Grandy
                             ---------------------
                        Name: Richard Grandy
                             ---------------------
                        Title: Manager
                             ---------------------
                        3022 Franklin Avenue
                        Waco, Texas 76710
                        Attn: Richard Kurz, Chief Financial Officer
                        Telephone: (254) 753-5353
                        FAX: (254) 753-0468
                        E-MAIL: dickk@easygardener.net

Term Loan and Security Agreement

                        E G PRODUCT MANAGEMENT, L.L.C.

                        By: /s/ Richard Grandy
                            ----------------------
                        Name: Richard Grandy
                              --------------------
                        Title: Manager
                              --------------------
                        3022 Franklin Avenue
                        Waco, Texas 76710
                        Attn: Richard Kurz, Chief Financial Officer
                        Telephone: (254) 753-5353
                        FAX: (254) 753-0468
                        E-MAIL: dickk@easygardener.net


                        WEATHERLY CONSUMER PRODUCTS, INC.

                        By: /s/ Richard Grandy
                            ----------------------
                        Name: Richard Grandy
                              --------------------
                        Title: President
                              --------------------
                        3022 Franklin Avenue
                        Waco, Texas 76710
                        Attn: Richard Kurz, Chief Financial Officer
                        Telephone: (254) 753-5353
                        FAX: (254) 753-0468
                        E-MAIL: dickk@easygardener.net


                        WEATHERLY CONSUMER PRODUCTS GROUP, INC.

                        By: /s/ Richard Grandy
                            ----------------------
                        Name: Richard Grandy
                              --------------------
                        Title: President
                              --------------------
                        3022 Franklin Avenue
                        Waco, Texas 76710
                        Attn: Richard Kurz, Chief Financial Officer
                        Telephone: (254) 753-5353
                        FAX: (254) 753-0468
                        E-MAIL: dickk@easygardener.net


                        NBU GROUP, LLC

                        By: /s/ Richard Grandy
                            ----------------------
                        Name: Richard Grandy
                              --------------------
                        Title: President
                              --------------------
                        3022 Franklin Avenue
                        Waco, Texas 76710
                        Attn: Richard Kurz, Chief Financial Officer
                        Telephone: (254) 753-5353
                        FAX:  (254) 753-0468
                        E-MAIL: dickk@easygardener.net

Term Loan and Security Agreement

AGENT AND LENDER:       CAPITALSOURCE FINANCE LLC

                        By: /s/ Joseph Turitz
                            -----------------------------
                        Name: Joseph Turitz
                              ---------------------------
                        Title: Associate General Counsel
                              ---------------------------
                        CapitalSource Finance LLC
                        4445 Willard Avenue, 12th Floor
                        Chevy Chase, MD 20815
                        Attention: Corporate Finance Group, Portfolio Manager
                        Telephone: (301) 841-2700
                        FAX: (301) 841-2360
                        E-MAIL: kelias@capitalsource.com

Term Loan and Security Agreement

                                     ANNEXES

Annex I         Financial Covenants

Annex II        Reporting Requirements

Annex III       Adjustments to EBITDA

                                  EXHIBITS

Exhibit A       Form of Compliance Certificate

Exhibit B       Form of Subordination Agreement

                                  SCHEDULES

Schedule A      Lenders/Commitments
Schedule 2.4    Borrower' Accounts
Schedule 5.1    Organization and Authority
Schedule 5.2    Consents, Approvals/Authorizations Required
Schedule 5.3    Subsidiaries, Capitalization and Ownership Interests
Schedule 5.4    Properties
Schedule 5.6    Litigation
Schedule 5.8    Tax Returns; Governmental Reports
Schedule 5.11   Intellectual Property
Schedule 5.12   Licenses and Permits; Labor
Schedule 5.15   Existing Indebtedness; Investments, Guaranties and
                Certain Contracts
Schedule 5.16   Affiliated Agreements
Schedule 5.17   Insurance
Schedule 5.18A  Names
Schedule 5.18B  Location of Offices, Records and Collateral
Schedule 5.18C  Deposit Accounts and Investment Property
Schedule 5.22   "Brokers Schedule" - Broker's, Finder's or Placement Fees
Schedule 6.8    Further Assurances and Post Closing Deliverables
Schedule 7.2    Permitted Indebtedness
Schedule 7.3    Permitted Liens

Term Loan and Security Agreement

                                  Schedule 6.8

                Further Assurances and Post Closing Deliverables

            In accordance with and in furtherance of the provisions of Section
6.8 of the Agreement, the following actions, items and deliverables will be completed, taken and/or delivered to Agent's satisfaction on or before the date specified below. The failure to take, comply with or provide any of the actions or items referred to herein on or before such date shall constitute and be deemed an Event of Default under the Agreement. Nothing in this Schedule 6.8 shall limit the effect of any provision of the Agreement or Credit Parties' obligations thereunder. Capitalized terms not otherwise defined in this Schedule
6.8 shall have the same meaning as in the Agreement.

            1. On the Closing Date, the Credit Parties shall provide Agent with evidence satisfactory to Agent in its sole discretion that the proceeds of the Loans funded at Closing have been remitted by the Credit Parties to the appropriate accounts to be used to finance the Acquisitions pursuant to the Acquisition Documents. Any failure to comply with the provisions of this paragraph 1 shall be an Event of Default and result in the Obligations (including without limitation, the Early Termination Fee) automatically and without further act by Agent or any Lender becoming due and payable and Lenders obligations under the Agreement terminating.

            2. On or before January 27, 2004, the Borrower shall be registered with the appropriate Governmental Authorities as the owner of all Intellectual Property transferred pursuant to the Acquisition Documents.

            3. On or before November 28, 2003, Landlord Waivers and Consents with respect to any equipment (including but not limited to molds) located at the following vendor sites: Rosti Dallas Inc., 2109 Vanco Drive, Irving, Texas 75061, and; Innovated Molding, 201 Sentry Drive, Mansfield, Texas 76063.


Term Loan and Security Agreement

                                     ANNEX I

                               FINANCIAL COVENANTS

A.    General Financial Covenants

1)    Senior Leverage Ratio

            As measured on each of the following test dates, the Senior Leverage Ratio shall not exceed the following:

--------------------------------------------------------------------------------
Test Date:                                        Maximum Senior Leverage Ratio:
--------------------------------------------------------------------------------
December 31, 2003                                 3.60:1.00
--------------------------------------------------------------------------------
March 31, 2004                                    3.70:1.00
--------------------------------------------------------------------------------
June 30, 2004; September 30, 2004;                3.25:1.00
December 31, 2004; and March 31, 2005
--------------------------------------------------------------------------------
June 30, 2005; September 30, 2005;                3.00:1.00
December 31, 2005; March 31, 2006
and June 30, 2006
--------------------------------------------------------------------------------
September 30, 2006 and the last day of            2.75:1.00
each fiscal quarter thereafter
--------------------------------------------------------------------------------

2)    Minimum EBITDA

            As measured on each of the following test dates for the twelve (12) months then ending taken as one accounting period, EBITDA for the Credit Parties on a consolidated basis shall not be less than the following:

--------------------------------------------------------------------------------
Test Date:                                                     Minimum EBITDA
--------------------------------------------------------------------------------
October 31, 2003 and November 30, 2003                          $ 9,000,000
--------------------------------------------------------------------------------
December 31, 2003                                               $ 8,000,000
--------------------------------------------------------------------------------
January 31, 2004 and February 29, 2004                          $ 8,750,000
--------------------------------------------------------------------------------
March 31, 2004                                                  $ 9,000,000
--------------------------------------------------------------------------------
April 30, 2004; May 31, 2004; June 30,                          $10,000,000
2004; July 31, 2004; August 31, 2004;
September 30, 2004; December 31, 2004
and March 31, 2005
--------------------------------------------------------------------------------
June 30, 2005; September 30, 2005;                              $11,500,000
December 31, 2005 and March 31, 2006
--------------------------------------------------------------------------------
June 30, 2006; September 30, 2006;                              $12,500,000
December 31, 2006 and March 31, 2007
--------------------------------------------------------------------------------

Term Loan and Security Agreement

--------------------------------------------------------------------------------
Test Date:                                                     Minimum EBITDA
--------------------------------------------------------------------------------
December 31, 2006 and March 31, 2007
--------------------------------------------------------------------------------
June 30, 2007 and at each fiscal quarter                        $13,500,000
end thereafter
--------------------------------------------------------------------------------

3)    Fixed Charge Coverage Ratio

            As measured on the last day of each fiscal quarter during the Term, the Fixed Charge Coverage Ratio (which for each quarter through September 30, 2004 shall be calculated on a pro forma basis in a manner acceptable to Agent in its Permitted Discretion) shall not be less than 1.00 to 1.00.

4)    Capital Expenditure

            The Credit Parties shall not permit their consolidated Capital Expenditures in the aggregate to exceed the following amounts at any time during the corresponding periods set forth below:

--------------------------------------------------------------------------------
Test Date:                                   Maximum Capital Expenditures
--------------------------------------------------------------------------------
July 1, 2003 through June 30, 2004           $1,500,000, not to exceed $500,000
                                             in any fiscal quarter
--------------------------------------------------------------------------------
July 1, 2004 through June 30, 2005           $1,800,000, not to exceed $600,000
                                             in any fiscal quarter
--------------------------------------------------------------------------------
July 1, 2005 through June 30, 2006           $2,300,000, not to exceed $700,000
                                             in any fiscal quarter
--------------------------------------------------------------------------------
July 1, 2006 through June 30, 2007           $2,800,000, not to exceed $800,000
                                             in any fiscal quarter
--------------------------------------------------------------------------------
July 1, 2007 through the end of the Term     $3,000,000, not to exceed $800,000
                                             in any fiscal quarter
--------------------------------------------------------------------------------

B.    ECF Threshold

            As measured on each of the following test dates for the twelve (12) months then ending taken as one accounting period, Makewell Cash Flow for the Credit Parties on a consolidated basis shall not be less than the following:

--------------------------------------------------------------------------------
Test Date:                                            Minimum Makewell Cash Flow
--------------------------------------------------------------------------------
October 31, 2003 and November 30, 2003                       $ 9,500,000
--------------------------------------------------------------------------------
December 31, 2003                                            $ 8,250,000
--------------------------------------------------------------------------------
January 31, 2004                                             $ 9,000,000
--------------------------------------------------------------------------------
February 29, 2004                                            $ 9,250,000
--------------------------------------------------------------------------------

Term Loan and Security Agreement

--------------------------------------------------------------------------------
Test Date:                                            Minimum Makewell Cash Flow
--------------------------------------------------------------------------------
March 31, 2004                                               $10,000,000
--------------------------------------------------------------------------------
April 30, 2004 and May 31, 2004                              $10,500,000
--------------------------------------------------------------------------------
June 30, 2004, July 31, 2004, August 31, 2004 and            $13,000,000
September 30, 2004, December 31, 2004 and
March 31, 2005
--------------------------------------------------------------------------------
June 30, 2005, September 30, 2005, December 31, 2005         $14,500,000
and March 31, 2006
--------------------------------------------------------------------------------
June 30, 2006, September 30, 2006, December 31, 2006         $15,500,000
and March 31, 2007
--------------------------------------------------------------------------------
June 30, 2007 and at each fiscal quarter end                 $16,500,000
thereafter
--------------------------------------------------------------------------------

C.    Defined Terms

                  For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

            "Capital Expenditures" shall mean the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) that are or are required to be treated as capital expenditures under GAAP, including capitalized packaging expense.

            "EBITDA" shall mean the sum, without duplication, of the following:
Net Income plus, (a) Interest Expense, (b) taxes on income, (c) depreciation expense, (d) amortization expense, (e) all other non-cash and/or non-recurring documented charges and expenses approved by Agent in its Permitted Discretion, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business less (x) gain from any sale of assets, other than sales in the ordinary course of business and (y) all non-cash and/or non-recurring income, all of the foregoing determined in accordance with GAAP. Notwithstanding the foregoing, "EBITDA" shall be set in the amount set forth on Annex III attached hereto for the corresponding periods set forth therein.

            "Fixed Charge Coverage Ratio" shall mean, for the Credit Parties on a consolidated basis, at any date of determination, the ratio of (a) EBITDA, minus Capital Expenditures, minus income taxes paid in cash, to (b) Fixed Charges, in each case for the twelve (12) months then ending taken as one accounting period.

            "Fixed Charges" shall mean, the sum, without duplication, of the following for the Credit Parties on a consolidated basis: (a) Total Debt Service, (b) dividends and/or distributions paid in cash, and (c) cash paid for stock repurchases and/or redemptions.

            "Interest Expense" shall mean total interest expense generated during the period in question (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of the Credit Parties on a consolidated basis

Term Loan and Security Agreement
with respect to all outstanding Indebtedness including accrued interest and interest paid in kind and capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing, and net costs under Interest Rate Agreements.

            "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

            "Makewell Cash Flow" shall mean the sum of (a) EBITDA for such period plus (b) the amount of any Makewell Investments made in cash to meet the applicable ECF Threshold plus (c) the amount of any Makewell Investment Credit existing on the date of determination.

            "Net Income" shall mean the net income (or loss) of the Credit Parties on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Credit Party) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Credit Parties by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with any Credit Party or that Person's assets are acquired by a Credit Party, (iii) the income of any Subsidiary of any Credit Party to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of the Credit Parties, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by any Credit Party or any Affiliate thereof, and
(v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

            "Senior Debt" shall mean, at any date of determination (a) the Indebtedness under the Loan Documents plus (b) the average of the daily outstanding amounts under the Foothill Loans for the thirty (30) days ending on such date.

            "Senior Leverage Ratio" shall mean, for the Credit Parties on a consolidated basis, at any date of determination, the ratio of (a) Senior Debt outstanding on such date, to (b) EBITDA for the twelve (12) months then ending taken as one accounting period.

            "Total Debt" shall mean, at any date of determination, the total Indebtedness of the Credit Parties, on a consolidated basis, including, without limitation, all Indebtedness under the Loan Documents and all Subordinated Debt and all accrued interest on the foregoing (including, without limitation, all interest paid in kind) and all Capital Leases, but excluding current operating liabilities. For all purposes of this Agreement, the term "Total Debt" shall be calculated to include (i.e., not net of) discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise.

Term Loan and Security Agreement

            "Total Debt Service" shall mean for any period the sum of (i) scheduled or other required payments of principal on Total Debt, (ii) any other cash fees due or payable with respect to, in connection with or on Total Debt, and (iii) cash Interest Expense.

Term Loan and Security Agreement

                                    ANNEX II

                             REPORTING REQUIREMENTS

1.    Copies of all Borrowing Bases submitted to Foothill.

2. Monthly (or more frequently if calculated more frequently) Foothill ineligible calculation.

3. The monthly consolidated and consolidating financial statements delivered pursuant to Section 6.1(a)(iii) shall be delivered on a monthly and year-to-date basis, and should also include comparative figures for the corresponding period set forth in the budget and for the prior year.

4.    Concurrently with delivery of the monthly financial reports set forth in
      Section 6.1(a)(iii), monthly accounts payable aging.

5.    Concurrently with delivery of the quarterly financial reports set forth in
      Section 6.1(a)(ii), quarterly reports showing sales by customer and gross margin by customer for such quarter and on a year-to-date basis.

6.    Concurrently with delivery of the quarterly financial reports set forth in
      Section 6.1(a)(ii), quarterly reports showing sales by product and gross margin by product for the quarter and on a year-to-date basis.

7.    Concurrently with delivery of the quarterly financial reports set forth in
      Section 6.1(a)(ii), quarterly reports showing the cost savings and/or sales synergies with Central Garden on a year-to-date basis.


                                      -6-
Term Loan and Security Agreement

                                    ANNEX III

                              ADJUSTMENTS TO EBITDA

            For any fiscal period ending on or prior to October 29, 2004, to the extent the calculation set forth in this Agreement is measured based upon a fiscal period which includes a period prior to the Closing Date, the amounts set forth in the following table shall apply for the applicable period set forth opposite thereto:

        -----------------------------------------------------------------
                   EBITDA                      Applicable Period
        -----------------------------------------------------------------
                 <$86,000>                     November 30, 2002
        -----------------------------------------------------------------
                 $1,663,000                    December 31, 2002
        -----------------------------------------------------------------
                 $1,221,000                     January 31, 2003
        -----------------------------------------------------------------
                 $1,218,000                    February 28, 2003
        -----------------------------------------------------------------
                 $2,390,000                      March 31, 2003
        -----------------------------------------------------------------
                 $2,018,000                      April 30, 2003
        -----------------------------------------------------------------
                 $1,900,000                       May 31, 2003
        -----------------------------------------------------------------
                 $1,135,000                      June 30, 2003
        -----------------------------------------------------------------
                  $458,000                       July 31, 2003
        -----------------------------------------------------------------
                 <$16,000>                      August 31, 2003
        -----------------------------------------------------------------
                 <$386,000>                    September 30, 2003
        -----------------------------------------------------------------

Term Loan and Security Agreement

                                   APPENDIX A

                                   DEFINITIONS

            "Account Debtor" shall mean any Person who is obligated under an Account.

            "Accounts" shall mean all "accounts" (as defined in the UCC) of the Credit Parties (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, Contract Rights, Instruments, General Intangibles or Chattel Paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "Acquisition" shall mean the purchase of substantially all of the assets and liabilities of Easy Gardener, Inc. and Ampro Industries, Inc. and certain assets of U.S. Home & Garden Inc. by Borrower pursuant to the Acquisition Agreement.

            "Acquisition Agreement" shall mean the Asset Purchase Agreement including all schedules and exhibits thereto dated as of December 11, 2003, by and among Borrower, EYAS International, Inc., U.S. Home & Garden Inc., Easy Gardener, Inc., Ampro Industries, Inc. and Weed Wizard Acquisition Corp.

            "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements, certificates and instruments executed in connection therewith.

            "Affiliate" or "affiliate" shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of five percent (5%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term "control" (and the correlative terms, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

            "Agreement" shall have the meaning assigned to it in the introductory paragraph hereof.

            "Allocable Amount" shall have the meaning assigned to it in Section 3.7(c) hereof.

Term Loan and Security Agreement

            "Applicable Rate" shall mean the interest rates applicable from time to time to Loans under this Agreement.

            "Bankruptcy Code" shall have the meaning assigned to it in Section 3.7(b) hereof.

            "Borrower Limited Partnership Agreement" shall mean that certain Limited Partnership Agreement of the Borrower dated as of October 27, 2003, as in effect on the date hereof.

            "Business" shall have the meaning given such term in the recitals of this Agreement.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is closed.

            "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

            "Capitalized Lease Obligations" shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

            "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "Approved Bank"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

            "Central Garden" shall mean Central Garden & Pet Company, a Delaware corporation.

Term Loan and Security Agreement

            "Central Garden Note" shall mean that certain Subordinated Promissory Note dated as of the date hereof issued by the Borrower to Central Garden, in form and substance satisfactory to the Agent in its Permitted Discretion.

            "Central Garden Subordination Agreement" shall mean that certain Subordination Agreement dated as of the Closing Date by and among the Borrower, Central Garden, Foothill and the Agent, in form and substance satisfactory to the Agent.

            "Change of Control" shall mean, with respect to the Credit Parties, individually and/or collectively, the occurrence of any of the following (other than the Acquisition): (a) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders, managers, partners, owners or interest holders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, Persons, including Central Garden, who, individually or in the aggregate, were holders of 50% or more of its voting stock, securities or equity, partnership or ownership interests immediately prior to such transaction or series of transactions, calculated on a fully diluted basis, hold less than 50% of the voting stock, securities or other equity, partnership or ownership interests of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis, (b) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, (c) the Borrower shall fail to own one hundred percent (100%) of EGUK, Weatherly Group, Weatherly Products or NBU, in any such case, free and clear of all Liens other than Liens in favor of Agent, for the benefit of itself and the Lenders, and Priority Permitted Liens, (d) the consummation of an initial Public Offering, (e) E G Product Management ceases to beneficially and of record own and control, directly, for any reason at any time all of the general partnership interests in Borrower or otherwise ceases to be the sole general partner of Borrower, in any such case, free and clear of all Liens other than Liens in favor of Agent, for the benefit of itself and the Lenders; (f) EG ceases to beneficially and of record own and control, directly, for any reason at any time all of the limited partnership interests in Borrower or otherwise ceases to be the sole limited partner of Borrower, in any such case, free and clear of all Liens other than Liens in favor of Agent, for the benefit of itself and the Lenders (g) EYAS ceases to be the record owner of 100% of the voting power of both E G Product Management and EG, in any such case, free and clear of all Liens other than Liens in favor of Agent, for the benefit of itself and the Lenders (h) the Easy Gardener Investors cease to be the record owner of at least 51% of the voting power of EYAS, calculated on a fully diluted basis, or ceases to have the right to appoint or elect a majority of the board of directors of EYAS, or (i) Richard M. Grandy ceases to be employed as President of the Borrower or he otherwise becomes disabled and, in each case, he is not replaced within thirty (30) calendar days by an interim President, and within 180 days by a permanent President, each to Agent's satisfaction as determined in its Permitted Discretion, or any such replacement President ceases such employment or otherwise becomes disabled unless replaced in the same time period and to Agent's satisfaction as determined in its Permitted Discretion.

            "Charter and Good Standing Documents" shall mean, for each of the Credit Parties, (a) a copy of the certificate of incorporation or formation (or other applicable charter document) certified as of a date not more than thirty
(30) Business Days before the Closing Date

Term Loan and Security Agreement
by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Credit Party, as applicable, (b) a copy of the bylaws or similar organizational documents of such Credit Party, as applicable, certified as of a date not more than thirty (30) Business Days before the Closing Date by the secretary or assistant secretary of such Credit Party (or its general partner, as the case may be), as applicable, (c) an original certificate of good standing as of a date acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Credit Party, as applicable, and of every other jurisdiction in which such Credit Party, as applicable, has an office or conducts business or is otherwise required to be in good standing, and (d) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Loan Documents to which such Credit Party, as applicable, is a party, certified by an authorized officer of such Person as of the Closing Date.

            "Closing" shall mean the satisfaction, or written waiver by Agent, of all of the conditions precedent set forth in this Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

            "Closing Date" shall mean the date of this Agreement.

            "Closing Date Term A Advance" shall have the meaning assigned to it in Section 2.1 hereof.

            "Closing Date Term B Advance" shall have the meaning assigned to it in Section 2.2 hereof.

            "Collateral" shall mean, collectively and each individually, all collateral and/or security granted and/or securities pledged to Agent, for the benefit of itself and Lenders, by the Credit Parties, if any, pursuant to the Loan Documents including, without limitation, the items set forth in Section 2.9 of this Agreement; provided that the term "Collateral" does not include any property of EGUK.

            "Collateral Assignment of Acquisition Agreement" shall mean a collateral assignment of the Acquisition Agreement whereby the Borrower (prior to giving effect to the Acquisition) shall collaterally assign all of the Credit Parties' rights in the Acquisition Agreement to Agent for the benefit of Lenders in form and substance satisfactory to Agent in its sole discretion.

            "Commitment" or "Commitments" shall mean, (a) with respect to the Term A Loan, as to any Term A Loan Lender, the aggregate commitment of such Term A Loan Lender to fund the Term A Loan, as set forth on Schedule A or in the most recent Lender Addition Agreement executed by such Term A Loan Lender, (b) as to all Term A Loan Lenders, the aggregate commitment of all Term A Loan Lenders to fund the Term A Loan, (c) with respect to the Term B Loan, as to any Term B Loan Lender, the aggregate commitment of such Term B Loan Lender to fund the Term B Loan, as set forth on Schedule A or in the most recent Lender Addition Agreement executed by such Term B Loan Lender, (d) as to all Term B Loan Lenders, the aggregate commitment of all Term B Loan Lenders to fund the Term B Loan, and (e) as to all

Term Loan and Security Agreement

Lenders, the aggregate commitments of all Lenders to fund the Loans, in each case as the same may be reduced, modified or terminated pursuant to this Agreement.

            "Competitor" means, unless the Borrower otherwise consents, The Scotts Company, BBA Nonwovens, Freudenberg Nonwoven, Dupont, Dalen Products, Kimberly Clark, Exxon, Green Light Company, Sterling International, Bayer, Reemay, Gardentech, Gulfstream, Jiffy Products, Chem Lab Products, Gilmour Manufacturing, Reckett & Benckiser, United Horticultural, SC Johnson, CFM Keanall Products, Ames True Temper, Senoret Chemical, California Plastic, Perky Pet, Union Tools, Lebanon Seaboard, Summit Chemical, Flexrake, Control Solutions, Ironite, Bonide, Rod McClellan, Colorite, Woodstream, Corona Clipper, Rubbermaid, Arnold Corporation, Lawnware, Raindrip, Enviroworks, Collier Manufacturing, LR Nelson, Clorox, Value Garden Supply, Enforcer Products, Exhart Environmental Systems, Grow More, Duraco Products, Misto, Little Giant, Beckett, United Industries, New England Pottery, Proctor and Gamble, Lewis Lifetime Tools, Artline Inc., Stone Container, Waupaca Northwoods, Medina Agricultural Products, C and S Products, Southern Ag, Opus, PIC Corporation, Dramm Corporation, Bond Manufacturing, HD Hudson, Bull Outdoor, VIT Products, American Designer Pottery, Applica, Delta Industries, Walter E Clark & Son, Cobraco Manufacturing, Envirepel, EB Stone & Son, Lamplight Farms, Liquinox Fertilizer, Liquid Fence, Motomco Ltd, PBI Gordon, Woodburn Fertilizer, JRM Chemical, Chapin Maunfacturing, Nestle USA, Enviroedge Products, Supersoil, Whitney Farms, Cedarcide Industries.

            "Computer Hardware and Software" shall mean all of any Credit Party's rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever) and any other software; (c) any firmware associated with any of the foregoing; (d) any other software; and (e) any documentation for or related to hardware, software and firmware described in clauses (a), (b), (c) and (d) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

            "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent

Term Loan and Security Agreement

Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Contract Right" shall mean any right of any Credit Party to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

            "Copyrights" shall mean all of any Credit Party's now existing or hereafter acquired right, title, and interest in and to: (a) copyrights, rights and interests in copyrights, works protectable by copyright, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (b) all renewals of any of the foregoing.

            "Credit Parties" shall mean the Borrower and each Guarantor, and does not include EGUK and Easy Gardener Trust.

            "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

            "Default" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

            "Default Rate" shall have the meaning assigned to it in Section 3.4 hereof.

            "Deposit Account" shall mean, individually and collectively, all bank or other depository accounts of any Credit Party.

            "Distribution" shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Easy Gardener Investors" shall mean, collectively, Richard M. Grandy, Grandy Partnership Ltd., Wayne Fethke, Andrew C. Loberger, Sheila B. Jones, Richard Kurz, Jan Grandy, Paul T. Logue, Jr., Frances M. Keating, David Harper, Daniel Boxser, Thomas E. Bensberg, Jr., Douglas E. Austin, Paul McCray, Rob Raissle, Gene O'Neil, Christi Baughman, John Roach, Clemente Conde, Nick Formica, and Kathy A. Winters.

Term Loan and Security Agreement

            "Easy Gardener Trust" shall mean Easy Gardener Products Trust I, a Delaware statutory trust.

            "ECF Threshold shall mean the financial target set forth in Annex I attached hereto under the heading "ECF Threshold".

            "EG" means EG, L.L.C., a Nevada limited liability company.

            "E G Product Management" means E G Product Management, L.L.C., a Texas limited liability company.

            "EGUK shall mean Easy Gardener U.K. Ltd., a company organized under the laws of England and Wales.

            "Environmental Laws" shall mean, collectively and each individually, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the legally-binding rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

            "Equipment" shall mean all "equipment" (as defined in the UCC) of any Credit Party (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            "Event of Default" shall mean the occurrence of any event set forth in Article VIII.

            "Excess Availability" shall mean the availability under the revolving credit facilities from Foothill after deducting any Foothill Loans.

            "Excess Cash Flow" shall mean, for any fiscal period, without duplication, an amount equal to the sum of (a) EBITDA for such period plus the amount of any cash Makewell Investments made to meet the applicable ECF Threshold for such period, plus (b) an amount equal to the aggregate net cash proceeds of the sale, lease, transfer or other disposition of assets by the Borrower and its Subsidiaries during such period (such net cash proceeds to be determined only after deducting all transaction costs, expenses, debt repayments and taxes in connection with such sale, lease, transfer or other disposition) to the extent not required to be

Term Loan and Security Agreement
applied to mandatory prepayments or payments on the Loans or not otherwise reinvested pursuant to Section 2.7 hereof, plus (c) the amount of any cash tax refunds received by Borrower and its Subsidiaries during such period, less (d) an amount equal to the aggregate amount of all prepayments of the Loans in excess of required repayments, less (e) an amount equal to Capital Expenditures of Borrower and its Subsidiaries for such period, less (f) an amount equal to the sum of all regularly scheduled payments and optional and/or mandatory payments of principal on Indebtedness of Borrower and its Subsidiaries actually made during such period to the extent permitted hereunder, less (g) cash tax expenses actually paid during such period, less (h) cash Interest Expense actually paid during such period, less (i) any Tax Distributions made during such period.

            "Existing Warrant" shall mean the warrant issued to Central Garden in connection with the Central Garden Note providing for the option to exercise ownership of 49% of the limited partnership interests in the Borrower.

            "EYAS" shall mean EYAS International, Inc., a Texas corporation.

            "Fair Valuation" shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

            "Foothill" shall mean Wells Fargo Foothill, Inc., a California corporation.

            "Foothill Loans" shall mean the obligations of the Borrower and the Guarantors under that certain Amended and Restated Loan and Security Agreement dated as of the date hereof by and among the Borrower, the Guarantors, Foothill and the lenders party thereto.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

            "Golub Settlement Agreement" means that certain settlement agreement dated as of November 1, 2002, and entered into by and among USHG, Easy Gardener and the Golub Settlement Parties.

            "Golub Settlement Parties" means LEG Partners Debenture SBIC, L.P., a Delaware limited partnership, LEG Partners III SBIC, L.P., a Delaware limited partnership, LEG Co-Investors, LLC, a Delaware limited liability company, 555 Madison Investors II LLC f/k/a LEG Co-Investors II, LLC, a Delaware limited liability company, 555 Madison Investors, LLC, a Delaware limited liability company, Golub Associates, LLC, a New York limited liability company and Golub Associates Incorporated, a New York corporation.

            "Governmental Authority" shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government

Term Loan and Security Agreement
or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

            "Government Account" shall be defined to mean all Accounts arising out of or with respect to any Government Contract.

            "Government Contracts" shall mean with respect to any Person all contracts with the United States government or any other Governmental Authority or any agency of any of the foregoing, and all amendments, modifications and supplements thereto.

            "Guarantor" shall mean, collectively and each individually, EYAS, EG, E G Product Management, Weatherly Group, Weatherly Products, NBU, all other Subsidiaries of the Borrower (excluding EGUK and Easy Gardener Trust) and all other Credit Parties, and all other Persons who execute a Guaranty; provided that in no case does the term "Guarantor" include Central Garden.

            "Guaranty" shall mean, collectively and each individually, all guarantees executed by any Guarantors, if any, including, without limitation, any guarantees set forth in any Pledge Agreement executed by any Person relating to the securities of Borrower or any of its Subsidiaries.

            "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

            "Indebtedness" of any Person shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed but with respect to Indebtedness that is non-recourse to the Credit Parties and has not been assumed, only to the extent of the lesser of the amount of such Indebtedness or the value of the property that is encumbered by such Lien, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

            "Insured Event" shall have the meaning assigned to it in Section
13.4 hereof.

            "Intercreditor Agreement" shall mean that certain Subordination and Intercreditor Agreement dated as of the date hereof by and among Foothill, the Lender and the Borrower.

Term Loan and Security Agreement

            "Intellectual Property" shall mean all present and future: trade secrets, know-how and other proprietary information; Trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; Copyrights (including Copyrights for computer programs) and all tangible and intangible property embodying the Copyrights, unpatented inventions (whether or not patentable); Patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

            "Intellectual Property Security Agreement" shall mean that certain Acknowledgment of Intellectual Property Collateral Lien executed by the Credit Parties, in favor of Agent, for the benefit of itself and Lenders, as such may be modified, amended or supplemented from time to time.

            "Inventory" shall mean all "inventory" (as defined in the UCC) of any Credit Party (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "Joinder Agreement" shall mean an agreement in form and substance acceptable to Agent in its Permitted Discretion, the material terms of which shall provide that a Person shall become a party to and become bound by the terms of this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Borrower.

            "Landlord Waiver and Consent" shall mean a waiver/consent in form and substance satisfactory to Agent in its Permitted Discretion from the owner/lessor of any premises not owned by any Credit Party at which any of the Collateral having a fair market value of at least $25,000 individually and $100,000 in the aggregate (at any one time) is now or hereafter located for the purpose of providing Agent access to such Collateral, in each case as such may be modified, amended or supplemented from time to time, and shall include such waiver/consent relating to (a) 3022 Franklin Avenue, Waco, Texas, (b) 1123 129th Avenue, Bradley, Michigan, (c) 1750 17th Street, Paris, Kentucky, (d) 901 South Jason Street, Denver, Colorado; (e) 6455 Vipond Drive, Mississauga, Ontario, Canada; (f) 110 N.E. 1st Street, McGregor, Texas; (g) 655 Montgomery Street, Suite 500, San Francisco, California; and (h) 1714 Main Street, Paris, Kentucky.

            "Lender Addition Agreement" shall mean an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans and other interests under this Agreement and the other Loan

Term Loan and Security Agreement

Documents, in form and substance acceptable to Agent in its Permitted Discretion, it being agreed and understood that the consent or approval of Borrower shall not be required in connection with any Lender Addition Agreement but may be obtained and shall be given by Borrower upon request of Agent.

            "Lenders" shall mean the financial institutions, from time to time named on Schedule A under the headings "Term A Loan Lenders" and "Term B Loan Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement).

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, transfer or other restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

            "Loan Documents" shall mean, collectively and each individually, this Agreement, the Notes, the Security Documents, the Landlord Waiver and Consents, the Borrowing Certificates and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent or Lenders in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

            "Loans" shall mean the Term A Loan and the Term B Loan.

            "Makewell Investment" shall mean one or more investments in EYAS by any Person in the form of Permitted Securities which is contributed to the Borrower or Subordinated Debt which investment is made in order to meet the applicable ECF Threshold, as further described in Sections 7.11 and 7.1(b) hereof; provided, however, such investment must be in an amount equal to (x) from the Closing Date through June 30, 2004, one hundred percent (100%) of the amount by which the ECF Threshold for the relevant period exceeds EBITDA for the relevant period, and (y) on July 1, 2004 and thereafter, one hundred twenty-five percent (125%) of the amount by which the ECF Threshold for the relevant period exceeds EBITDA for the relevant period.

            "Makewell Investment Credit" shall have the meaning given such term in Section 2.7(c)(vi) hereof.

            "Makewell Year" shall mean the period from October 1st of any year through September 30th of the following year.

            "Material Adverse Effect" or "Material Adverse Change" shall mean any event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which (a) has, had or would reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document, (b) has been or would reasonably be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition of the Credit Parties, either individually or taken as a whole, or (c) has materially

Term Loan and Security Agreement
impaired or would reasonably be expected to materially impair the ability of the Credit Parties to perform the Obligations or to consummate the transactions under the Loan Documents executed by such Persons.

            "Maturity Date" shall mean the earlier of (a) the occurrence of an Event of Default if amounts outstanding under the Loan Documents and other Obligations shall be due and payable in connection therewith or as a result thereof as required by this Agreement, (b) Agent's demand upon an Event of Default of payment of amounts outstanding under the Loan Documents and other Obligations, and (c) the last day of the Term.

            "NBU" shall mean NBU Group, LLC, a Texas limited liability company.

            "Note" shall mean, collectively and each individually, the Term A Loan Notes, the Term B Loan Notes and the PIK Notes, as the same may be amended, modified, divided, supplemented and/or restated from time to time.

            "Obligations" shall mean, without double counting, all present and future obligations, Indebtedness and liabilities of Borrower and/or Guarantors to Agent and/or Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including, without limitation, all of the foregoing under any of the Loan Documents or otherwise relating to Notes and/or Loans, including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by Agent or Lenders on behalf of or for the benefit of the Borrower and/or any Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

            "Participant" shall have the meaning assigned to it in Section 13.2(b) hereof.

            "Patents" shall mean all of any Credit Party's now existing or hereafter acquired right, title and interest in and to: (a) all patents, patent applications, inventions, invention disclosures and improvements, and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

            "Payment Office" shall mean initially the address set forth beneath the Agent's name on the signature page of this Agreement, and thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

            "Permit" shall mean with respect to any Person collectively all licenses, leases, powers, permits, franchises, certificates, authorizations and approvals.

Term Loan and Security Agreement

            "Permitted Discretion" shall mean a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

            "Permitted Indebtedness" shall mean Indebtedness of the Credit Parties permitted under Section 7.2.

            "Permitted Liens" shall mean Liens permitted under Section 7.3.

            "Permitted Securities" shall mean any shares, units or interests of equity securities or ownership interests of EYAS that by their terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or otherwise (a) are not convertible or exchangeable for Indebtedness or any securities that are not Permitted Securities, (b) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case under clause (i) or
(ii) in whole or in part on or prior to the date six (6) months after the earlier of the end of the Term or the actual payment in full in cash of the Obligations, (c) do not have payments of dividends on or prior to the date six
(6) months after the earlier of the end of the Term or the actual payment in full of the Obligations, (d) are unsecured and by operation of law or by legally binding agreement are subordinated in right of repayment, liens, security and remedies to all of the Obligations and to all of Agent's and Lenders' rights, Liens and remedies, (e) do not have any contractual veto or supermajority voting rights or approval rights with respect to any issues, (f) are not sold, issued or otherwise transferred in connection with or as a part of a Public Offering and (g) the proceeds from the sale or issuance of which shall have been contributed to the Borrower. "Permitted Securities" shall also include any options to acquire Permitted Securities of EYAS issued to employees, non-employee directors, consultants and other advisors pursuant to the terms of the related employment or other compensation-related agreements and/or incentive stock plans adopted and approved by the Board of Directors or Managers/Advisors of EYAS or the Borrower.

            "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

            "PIK Event" shall mean either (a) a Default under Section 8(a) hereof or (b) the failure of the Credit Parties to meet the ECF Threshold in accordance with the provisions of Sections 7.11 and 7.1(b) hereof.

            "PIK Interest" shall have the meaning assigned to such term in
Section 2.3(c) hereof and shall be considered interest for all purposes under the Loan Documents except as otherwise stated or treated in this Agreement.

            "PIK Note(s)" shall mean, individually and collectively, one or more PIK Notes and any additional promissory note(s) payable to the order of each Term B Loan Lender executed by Borrower evidencing the aggregate amount of PIK Interest accrued during the Term on the Term B Loans the same may be amended, modified, divided, supplemented or restated from time to time.

Term Loan and Security Agreement

            "Pledge Agreement" shall mean, collectively and individually, if applicable, all pledge agreements, charge over shares or any similar documents executed by and between Agent and the Borrower, each Guarantor, or any other Person having an ownership interest in any Credit Party (excluding EYAS), in each case as such may be modified, amended or supplemented from time to time.

            "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Agent; provided, further, that each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

            "Priority Permitted Liens" shall mean Permitted Liens contemplated by and permitted pursuant to Sections 7.3(b), (c), (d), (e), (f) and/or, to the extent identified on Schedule 7.3 as Priority Permitted Liens, (g).

            "Pro Rata Share" shall mean (a) with respect to matters relating to a particular Term A Loan of a Term A Loan Lender, the percentage obtained by dividing (i) the aggregate amount of the portion of the outstanding Term A Loan made by such Lender by (ii) the aggregate amount of the outstanding Term A Loan;
(b) with respect to matters relating to a particular Term B Loan of a Term B Loan Lender, the percentage obtained by dividing (i) the aggregate amount of the portion of the outstanding Term B Loan made by such Lender by (ii) the aggregate amount of the outstanding Term B Loan; and (c) with respect to all other matters, the percentage obtained by dividing (i) the aggregate amount of a Lender's Loans outstanding and such Lender's Commitment by (ii) the aggregate amount of all Lenders' Loans outstanding and all Lenders' Commitments; in any case as such percentage may be adjusted by assignments permitted pursuant to
Section 13.2.

            "Public Offering" shall mean any offer or sale of securities pursuant to any registration statement filed and effective with the Securities and Exchange Commission or any other Governmental Authority.

            "Recalculation Event" shall mean either (a) the receipt by any Credit Party of notice from the Internal Revenue Service that the tax treatment of the Subordinated Debentures as of the Agreement Date shall have changed in a manner such that any Credit Party is subject to additional tax liability as a result thereof, or (b) any of the agreements or arrangements with any Affiliate or holder of the Existing Warrant as described in Section 7.6 hereof, or as reported to the Agent in accordance with Section 6.1(a), shall have been terminated or modified in a manner resulting in the increase of costs to the Credit Parties (as measured by the increase in costs for the four fiscal quarter period most recently ended from the four fiscal quarter period ended immediately prior to the most recently ended four fiscal quarter period) in an amount equal to the greater of (i) 25% of the total annual savings prior to the termination or modification, as applicable, and (ii) $200,000.

            "Receipt" shall have the meaning given such term in Section 13.5.

Term Loan and Security Agreement

            "Requisite Lenders" shall mean (a) with respect to matters relating to Term A Loan Lenders, Term A Loan Lenders holding or being responsible for 51% or more of the sum of all outstanding Term A Loan, (b) with respect to matters relating to Term B Loan Lenders, Term B Loan Lenders holding or being responsible for 51% or more of the sum of the outstanding Term B Loan, and (c) with respect to all other matters, Lenders holding or being responsible for 51% or more of all outstanding Loans.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Documents" shall mean this Agreement, the Notes, the Intercreditor Agreement, the Mortgages, Intellectual Property Security Agreements, Guarantees, Pledge Agreements, the Collateral Assignment of Acquisition Agreement, UCC financing statements, Subordination Agreements, agreements related to Accounts, and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

            "Seller Note Subordination Agreement" shall mean that certain Subordination Agreement dated as of the Closing Date by and among the Borrower, USHG, Foothill and the Agent, in form and substance satisfactory to the Agent.

            "Solvency Certificate" shall have the meaning assigned to it in
Section 4.1(d) hereof.

            "Subordinated Debentures" shall mean the Indebtedness of Borrower evidenced by that certain Junior Subordinated Indenture governing the 9.4% Junior Subordinated Debentures Due 2028 issued by the Borrower to its subsidiary, Easy Gardener Trust.

            "Subordinated Debt" shall mean, collectively, (a) Indebtedness evidenced by the Central Garden Note and other Indebtedness owed to Central Garden which is subject to the terms of the Central Garden Subordination Agreement, (b) the Subordinated Seller Note, and (c) any Indebtedness, contingent equity, earnout or other obligations of the Credit Parties that is unsecured, subordinated in right of repayment, liens, security and remedies to all of the Obligations and to all of Agent's and Lenders' rights, Liens and remedies and on terms no less favorable to the Agent and Lenders as those contained in the Subordination Agreement attached hereto as Exhibit B or otherwise in form and substance satisfactory to Agent in its Permitted Discretion.

            "Subordinated Seller Note" shall mean that certain Subordinated Promissory Note in the amount of $1,600,000 dated as of the date hereof issued by the Borrower to USHG, in form and substance satisfactory to the Agent in its Permitted Discretion.

            "Subordination Agreement" shall mean, individually and collectively,
(a) the Central Garden Subordination Agreement, (b) the Seller Note Subordination Agreement, and (c) any other agreements between the Agent and holders of Subordinated Debt relating to Subordinated Debt, in each case as the same may be modified, amended, restated and/or supplemented from time to time, in each case in form and substance satisfactory to Agent in its Permitted Discretion.

Term Loan and Security Agreement

            "Subsidiary" shall mean, (a) as to the Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Borrower or one or more of its Subsidiaries, and (b) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.

            "Tax Distributions" shall have the meaning assigned to it in Section
7.5 hereof.

            "Term" shall mean the period commencing on the Closing Date and ending on October 29, 2008.

            "Term A Interest Reserve" shall mean, as of any date, an amount equal to (a) two and one quarter of one percent (2.25%) multiplied by (b) the principal outstanding amount of the Closing Date Term A Advance, as it may be reduced from time to time minus (c) any utilization under the Term A Interest Reserve made by Lenders after the Closing Date.

            "Term B Interest Reserve" shall mean, as of any date, an amount equal to (a) two and one quarter of one percent (2.25%) multiplied by (b) the principal outstanding amount of the Closing Date Term B Advance, as it may be reduced from time to time minus (c) any utiilization under the Term B Interest Reserve made by Lenders after the Closing Date.

            "Term A Loan" shall mean collectively, the term loan made by Term A Loan Lenders to Borrower on the Closing Date in the aggregate principal amount of Fourteen Million Dollars ($14,000,000), any utilization of the Term A Interest Reserve by Term A Loan Lenders to Borrower in Agent's sole discretion after the Closing Date (which shall not, when aggregated with the Closing Date Term A Advance exceed Fourteen Million Three Hundred Fifteen Thousand Dollars ($14,315,000)) and all Obligations related thereto.

            "Term A Loan Lenders" shall mean the financial institutions from time to time named on Schedule A under the heading "Term A Loan Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement.

            "Term A Loan Note(s)" shall mean, individually and collectively, one or more Term A Loan Notes and any additional promissory note(s) payable to the order of each Term A Loan Lender executed by Borrower evidencing the Term A Loan, as the same may be amended, modified, split, divided, supplemented and/or restated from time to time.

            "Term B Loan Lenders" shall mean the financial institutions from time to time named on Schedule A under the heading "Term B Loan Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement.

            "Term B Loan" shall mean collectively, the term loan made by Term B Loan Lenders to Borrower on the Closing Date in the aggregate principal amount of Nine Million Five Hundred Thousand Dollars ($9,500,000), any utilization of the Term B Interest Reserve by Term

Term Loan and Security Agreement

B Loan Lenders to Borrower in Agent's sole discretion after the Closing Date (which shall not, when aggregated with the Closing Date Term B Advance exceed Nine Million Seven Hundred Thirteen Thousand Seven Hundred Fifty Dollars ($9,713,750)) and all Obligations related thereto.

            "Term B Loan Note(s)" shall mean, individually and collectively, one or more Term B Loan Notes and any additional promissory note(s) payable to the order of each Term B Loan Lender executed by Borrower evidencing the Term B Loan, as the same may be amended, modified, split, divided, supplemented and/or restated from time to time.

            "Term Loans" shall mean the Term A Loan and the Term B Loan.

            "Termination" shall have the meaning assigned to it in Section 3.2 hereof.

            "Termination Date" shall have the meaning assigned to in Section
11.1 hereof.

            "Termination Fee" shall mean an amount equal to:

            (i) if the Termination occurs as a result of a Change of Control (A) from the Closing Date through October 29, 2004, the Yield Maintenance Fee, (B) from October 30, 2004 through October 29, 2005, two percent (2%) of the amount of the Obligations terminated or prepaid in accordance with this Agreement and
(C) at all other times, zero (0);

            (ii) if the Termination results from any event other than a Change of Control (A) from the Closing Date through October 29, 2005, the Yield Maintenance Fee, (B) from October 30, 2005 through October 29, 2006, two percent (2%) of the amount of the Obligations terminated or prepaid in accordance with this Agreement and (C) at all other times, zero (0).

            "Trademarks" shall mean all of each Credit Party's now existing or hereafter acquired right, title, and interest in and to: (a) all of each Credit Party's trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; (b) all renewals thereof; and (iii) all designs and general intangibles of a like nature.

            "Tredegar Agreement" shall mean that certain Agreement dated as of September 24, 2003 between the Borrower and Tredegar Film Products Corporation regarding the purchase and sale of certain film products supplies.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

            "UFCA" shall have the meaning assigned to it in Section 3.7(c) hereof.

            "UFTA" shall have the meaning assigned to it in Section 3.7(c) hereof.

Term Loan and Security Agreement

            "USHG" shall mean U.S. Home & Garden Inc., a Delaware corporation.

            "Weatherly Group" shall mean Weatherly Consumer Products Group, Inc., a Delaware corporation.

            "Weatherly Products" shall mean Weatherly Consumer Products, Inc., a Delaware corporation.

            "Yield Maintenance Fee" shall mean, for any period, an amount equal to the difference between (x) the maximum total interest and fees which could be earned on the Loans being prepaid or terminated from the effective date of any prepayment or termination through the end of such period, and (y) the total amount of interest which would accrue on an amount equal to the amount being prepaid or terminated from the date of such prepayment through and including the second anniversary of the Closing Date calculated at an interest rate per annum equal to the latest published (as published in the Wall Street Journal) rate preceding the later of the effective date of any prepayment for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Term.

Term Loan and Security Agreement

                                   SCHEDULE A

                               Lenders/Commitments

Term A Loan Lenders                                       Term A Loan Commitment
--------------------------------------------------------------------------------

CapitalSource Finance LLC                                        $14,315,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager
Telephone: (301) 841-2700
FAX: (301) 841-2360
E-Mail: kelias@capitalsource.com

Wire Instructions:

Bank: Bank of America, Baltimore, MD
Account Number: 003939396662
ABA Number: 052001633
Account Name: CapitalSource Funding LLC - CFG
Reference: Easy Gardener Products, Ltd.

--------------------------------------------------------------------------------
Term B Loan Lenders                                       Term B Loan Commitment
--------------------------------------------------------------------------------

CapitalSource Finance LLC                                      $9,713,750
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager
Telephone: (301) 841-2700
FAX: (301) 841-2360
E-Mail: kelias@capitalsource.com

Wire Instructions:

Bank: Bank of America, Baltimore, MD
Account Number: 003939396662
ABA Number: 052001633
Account Name: CapitalSource Funding LLC - CFG
Reference: Easy Gardener Products, Ltd.
--------------------------------------------------------------------------------

Term Loan and Security Agreement